                 AMENDED AND RESTATED MASTER ALLIANCE AGREEMENT

         MASTER ALLIANCE AGREEMENT, dated as of July 28, 2000, as amended and restated September 8, 2000, between MITSUBISHI MOTORS CORPORATION, a Japanese corporation ("MMC"), and DAIMLERCHRYSLER AKTIENGESELLSCHAFT, a German corporation ("DaimlerChrysler").

                  WHEREAS, MMC and DaimlerChrysler (the "Parties") desire to develop a global alliance pertaining to their respective passenger car and light commercial vehicle operations subject to receipt of approvals from applicable Governmental Authorities or the expiration of waiting periods under applicable Law;

                  WHEREAS, in connection with the establishment of the Alliance (as hereinafter defined), the Parties and DaimlerChrysler Japan Holding, Ltd., a wholly-owned subsidiary of DaimlerChrysler ("DCJH"), have entered into a Securities Subscription Agreement, as amended (the "Securities Subscription Agreement"), pursuant to which (i) MMC has agreed to issue and sell to DaimlerChrysler and DaimlerChrysler has agreed to subscribe for and purchase 499,856,000 shares (the "Initial Shares") of Common Stock, par value (Y)50 per share, of MMC ("Common Stock") and (ii) MMC has agreed to issue and sell to DCJH and DCJH has agreed to subscribe for and purchase unsecured convertible bonds of MMC (the "Convertible Bonds") convertible, if and to the extent certain events occur, into a maximum of 47,407,407 shares of Common Stock (the "Conversion Shares" and together with the Initial Shares, the "DaimlerChrysler Shares");

                  WHEREAS, pursuant to the Securities Subscription Agreement DaimlerChrysler anticipates entering into a Stockholders' Agreement with Aktiebolaget Volvo (the "Volvo Stockholders' Agreement") effective as of the Closing Date; and

                  WHEREAS, to document certain understandings of the Parties concerning their relationship, the parties are entering into an Amended and Restated Standstill Agreement (the "Standstill Agreement");

                  NOW, THEREFORE, the Parties hereto hereby agree as follows:


                                       I.

                                  DEFINITIONS

                  Section 1.01 DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

         AFFILIATE means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person; provided that neither Party nor their respective

Subsidiaries shall be deemed an Affiliate of the other Party or its Subsidiaries. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT means this Amended and Restated Master Alliance Agreement.

         ALLIANCE has the meaning given to it in Section 2.01.

         ALLIANCE COMMITTEE has the meaning given to it in Section 4.01.

         ALLIANCE PROJECT has the meaning given to it in Section 3.01(b).

         ANNUAL MEETING has the meaning given to it in Section 5.01(c).

         BENEFICIAL OWNER (including, with correlative meanings, the terms "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

                  (a) has, or any of whose Affiliates has, directly or indirectly, the right to acquire such securities (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                  (b) has, or any of whose Affiliates has, directly or indirectly, the right to vote or direct the voting of, or dispose or direct the disposition of (whether such right is exercisable immediately or only after the passage of time) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing).

         BOARD means the board of directors of MMC from time to time.

         BOARD OF EXECUTIVE OFFICERS means the board of full-time directors and senior executive officers (jokyu shikko yakuin) and executive officers (shikko yakuin) of MMC from time to time, or any of its successors.

         BOARD OF SENIOR EXECUTIVE OFFICERS means the board of full-time directors and senior executive officers of MMC from time to time, or any of its successors.

         BUSINESS PLAN has the meaning given to it in Section 6.01.

         CAR BUSINESS means the business of developing, designing, manufacturing, assembling, selling or purchasing, exporting or importing and otherwise dealing in Passenger Vehicles.

         CCE PARTY has the meaning given to it in Section 8.03(a).

         CHANGE OF CONTROL EVENT means as to either Party (i) a third-party manufacturer of Passenger Vehicles shall (A) acquire control (as such term is defined in the last sentence of the definition of Affiliate) of such Party or
(B) be merged or consolidated with such Party such that the shareholders of such third-party manufacturer immediately prior to such merger shall own a majority of the equity of the surviving or resulting corporation immediately after such merger or consolidation, or (ii) such Party shall dispose of substantially all of its Car Business.

         CHIEF OPERATING OFFICER has the meaning given to it in Section 5.02(a).

         CLOSING DATE has the meaning given to it in the Securities Subscription Agreement.

         COMMERCIAL CODE means the Commercial Code of Japan (Law No. 48 of 1899, as amended).

         COMMON STOCK has the meaning given to it in the second recital.

         CONFIDENTIAL INFORMATION has the meaning given to it in Section 9.01.

         CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT means the Confidentiality and Non-Disclosure Agreement, dated March 19, 2000, between MMC and DaimlerChrysler.

         CONSTITUENT AGREEMENTS has the meaning given to it in the Securities Subscription Agreement.

         CONVERSION SHARES has the meaning given to it in the second recital.

         CONVERTIBLE BONDS has the meaning given to it in the second recital.

         DAIMLERCHRYSLER SHARES has the meaning given to it in the second recital.

         DC DIRECTOR means any person designated by DaimlerChrysler and nominated by MMC pursuant to Section 5.01 and elected to the Board by the shareholders of MMC.

         DC EXECUTIVE has the meaning given to it in Section 5.02.

         DCJH has the meaning given to it in the second recital.

         DEVELOPMENT AGREEMENTS has the meaning given to it in Section 6.02.

         DIRECTOR means a member of the Board.

         DUTCH GAAP has the meaning given to it in Section 6.03(a).

         FINANCIAL SERVICES ALLIANCE PROJECT has the meaning given to it in
Section 3.03(b).

         FINANCIAL SERVICES AFFILIATES has the meaning given to it in Section 3.03(b).

         GOVERNMENTAL AUTHORITY has the meaning given to it in the Securities Subscription Agreement.

         INITIAL ALLIANCE PROJECTS means the Financial Services Alliance Project and the Small Car Alliance Project.

         INITIAL DC DIRECTORS has the meaning given to it in Section 5.01(c).

         INITIAL SHARES has the meaning given to it in the second recital.

         INTERIM PERIOD has the meaning given to it in Section 6.04.

         JOINT DEVELOPMENT COMPANY has the meaning given to it in Section
6.04(f).

         LAW has the meaning given to it in the Securities Subscription
Agreement.

         MFTBC means the subsidiary of MMC which is to be established for the purpose of conducting the Truck and Bus Business and in which Volvo will acquire an equity interest.

         MITSUBISHI TRADEMARKS means the trademarks for the "Mitsubishi" name and the "three diamonds" symbol (used separately or in conjunction with each other and together with all translations and transliterations thereof).

         NEDCAR has the meaning given to it in Section 6.01.

         NEDCAR ACQUISITION AGREEMENT has the meaning given to it in Section 6.03(a).

         NEDCAR SHAREHOLDERS AGREEMENT has the meaning given to it in Section 6.03(a).

         NUMBER OF DESIGNATED DIRECTORS means, at the time of any general meeting of the shareholders of MMC, the number of Directors necessary for DaimlerChrysler to designate such that, after the election of the persons so designated by DaimlerChrysler at such general meeting of the shareholders of MMC, there shall be in office a number of DC Directors equal to the the product (rounded up to the nearest whole number) of (i) the percentage of the outstanding Common Stock owned of record by DaimlerChrysler and its Subsidiaries on the record date for such meeting (but excluding any shares acquired or held in breach of the Standstill Agreement) multiplied by (ii) the total number of Directors to be holding office after such general meeting, PROVIDED, HOWEVER, that the Number of Designated Directors shall mean three (3) until a fourth DC Director shall be elected at the Special Meeting pursuant to Section 5.01(d).

         OPTION PARTY has the meaning given to it in Section 8.03(a).

         PARTIES has the meaning given to it in the first recital.

         PASSENGER VEHICLES means any passenger vehicle or any light commercial vehicle below Canter class.

         PERSON means any individual, corporation, partnership, trust, association, limited liability company or any other entity or organization.

         POST-CLOSING DC DIRECTOR has the meaning given to it in Section
5.01(d).

         PROJECT STEERING COMMITTEE means any committee composed of members designated by MMC and DaimlerChrysler which is formed pursuant to Section 4.02.

         REIMBURSABLE DEVELOPMENT COSTS has the meaning given to it in Section 6.04(c ).

         RECEIPT OF REGULATORY APPROVAL means the receipt of all approvals for the issuance of Securities to DaimlerChrysler by MMC pursuant to the Securities Subscription Agreement from applicable Governmental Authorities with responsibility for competition Law matters under applicable Law or, where applicable, the expiration of all waiting periods under applicable Law following filings with such Governmental Authorities required under applicable Law with respect to such issuance.
         SECURITIES means the DaimlerChrysler Shares and the Convertible Bonds.

         SECURITIES SUBSCRIPTION AGREEMENT has the meaning given to it in the second recital.

         SHORTFALL PARTY has the meaning given to it in Section 6.04(d).

         SMALL CAR ALLIANCE PROJECT has the meaning given to it in Section 6.01.

         SMALL CAR PROJECT STEERING COMMITTEE has the meaning given to it in
Section 6.01.

         SPECIAL MEETING has the meaning given to it in Section 5.01(d).

         SPIN-OFF means the formation of MFTBC and the contribution or transfer thereto by MMC of assets, liabilities and operations related to the Truck and Bus Business.

         STANDSTILL AGREEMENT has the meaning given to it in the fourth recital.

         SUBSIDIARY with respect to either Party means any corporation, partnership or other entity or person of which such Party directly or indirectly owns a majority of either the equity or the voting interests.

         SURPLUS PARTY has the meaning given to it in Section 6.04(d).

         TRANSFER with respect to any security means any sale, gift, endorsement, assignment (including an assignment of voting rights), transfer, pledge, encumbrance or other disposition, whether voluntary, involuntary or by operation of law.

         TRUCK AND BUS BUSINESS means the business of developing, designing, manufacturing, assembling, selling or purchasing, exporting or importing, financing and otherwise dealing in trucks and buses of the Canter class and above or components therefor.

         US GAAP has the meaning given to it in Section 2.03(c).

         VCC has the meaning given to it in Section 6.03(c).

         VOLVO means Aktiebolaget Volvo, a Swedish corporation.

         VOLVO STOCKHOLDERS' AGREEMENT has the meaning given to it in the third recital.

          (b) The foregoing definitions shall apply equally to both the singular and plural forms of the terms defined. The word "including" shall in all cases be deemed to be followed by the phrase "without limitation". All references herein to Sections, Articles, Exhibits, Recitals and the Preamble shall be deemed to be references to Sections, Articles, Exhibits, Recitals and the Preamble of this Agreement unless the context otherwise requires.


                                       II.


                              SCOPE OF THE ALLIANCE

                  Section 2.01 SCOPE OF THE ALLIANCE. The Parties are entering into this Agreement in order to develop a global alliance with respect to the development, design, manufacture, assembly, sale, purchase, export and import of Passenger Vehicles (the "Alliance"). The Parties intend that the objectives of the Alliance will be accomplished through cooperation in the joint development, manufacture, distribution, marketing and sale of Passenger Vehicles throughout the world, including but not limited to coordination of strategies and efforts regarding products and technologies for the North American market and other markets.

                  Section 2.02 STRUCTURE OF THE ALLIANCE. This Agreement sets forth a basic structure through which the Parties' goals for the Alliance will be accomplished as set forth herein. For the avoidance of doubt, none of the provisions hereof precludes the Parties from implementing the Alliance through other arrangements which may be made from time to time.

                  Section 2.03      FINANCIAL STATEMENTS.

                  (a) Following the Closing Date, MMC shall prepare and deliver to DaimlerChrysler unaudited consolidated and non-consolidated financial statements of MMC for each fiscal quarter, including, without limitation, a balance sheet, income statement and statement of cash flow, and appropriate relevant footnote disclosure information, pursuant to the following schedule:

                           (i) for the first two complete fiscal quarters
                  following the Closing Date, within 45 days after the end of each fiscal quarter;

                           (ii) for the subsequent two fiscal quarters, within
                  30 days after the end of each fiscal quarter;

                           (iii) thereafter, at such time as the Parties shall
                  reasonably agree but in no event later than 30 days after the end of each fiscal quarter.

Upon the reasonable request of DaimlerChrysler, MMC shall instruct its outside auditors to review and assist DaimlerChrysler's advisors in any review of the quarterly financial statements to be delivered pursuant to this subsection (a).

                  (b) Following the Closing Date, MMC shall prepare and deliver to DaimlerChrysler audited consolidated and non-consolidated financial statements of MMC for each fiscal year of MMC, including, without limitation, a balance sheet, income statement and statement of cash flow, and appropriate relevant footnote disclosure information, pursuant to the following schedule:

                           (i) with respect to the fiscal year in which the
                  Closing Date occurs, within 45 days after the end of the fiscal year;

                           (ii) with respect to each subsequent fiscal year, at
                  such time as the Parties shall reasonably agree, but in no event later than 45 days after the end of each fiscal year.

                  (c) In addition to the foregoing, as soon as possible after the end of each fiscal quarter following the Closing Date, MMC shall deliver to DaimlerChrysler information regarding MMC's financial statements with respect to such fiscal quarter to the extent as is required in order for DaimlerChrysler to satisfy its public disclosure requirements under applicable law and the rules of any stock exchange, provided that DaimlerChrysler shall consolidate MMC on an equity basis under generally accepted accounting principles in the United States ("US GAAP"). The scope and timing of such information shall be agreed upon by the Parties, taking into consideration all legal deadlines to which DaimlerChrylser shall be subject.

                  (d) After the Closing Date MMC and Daimler Chrysler shall cooperate to improve MMC's financial reporting, including improvements in the scope and method for adjustment to US GAAP. MMC shall use its best efforts to prepare the financial statements provided to DaimlerChrysler pursuant to subsections (a) and (b) in accordance with US GAAP as soon as practicable following the Closing Date, and in any event by no later than the first fiscal quarter following the third anniversary of the Closing Date.

                  (e) In the event DaimlerChrysler intends to include any specific references to the financial results of MMC as prepared in accordance with US GAAP, including without limitation any summary financial results for MMC prepared in accordance with US GAAP, in DaimlerChrysler's financial statements or any other publicly disclosed documents, DaimlerChrysler shall provide MMC advance notice of its intention to disclose such results and the Parties will discuss in good faith if any reasonable alternative to such disclosure is available under applicable law or the rules of such exchange.

                  (f) MMC shall permit DaimlerChrysler and its accounting and financial reporting advisors reasonable access to the books and records, facilities and personnel of MMC for the purpose of permitting DaimlerChrysler and such advisors to make any adjustments to MMC's financial statements that are required under US GAAP for the purpose of DaimlerChrysler's consolidated reporting.

                  (g) MMC shall provide periodic business plans to DaimlerChrysler on such terms and at such times as the Parties may from time to time agree, and MMC shall use its best efforts to provide such information in form and substance that will permit reconciliation to US GAAP.


                                      III.

                         IMPLEMENTATION OF THE ALLIANCE

                  Section 3.01 ALLIANCE PROJECTS. (a) To the extent any aspect of the Alliance (including any Alliance Project, as defined below) may not be implemented under applicable Law prior to Receipt of Regulatory Approval, the Parties agree that such aspect shall not be implemented pending such Receipt and shall be implemented as soon as practicable upon such Receipt.

                  (b) The Parties may hereunder from time to time establish joint projects between DaimlerChrysler and MMC, or any of their respective Subsidiaries, for the development, manufacture and sale of Passenger Vehicles in any part of the world (each such project an "Alliance Project"). Each Alliance Project shall be managed by a Project Steering Committee established pursuant to
Section 4.02 and shall be implemented in accordance with Section 3.02.

                  (c) Subject to Receipt of Regulatory Approval, if required, DaimlerChrysler and MMC agree to cooperate with each other in all matters included within the scope of each Alliance Project and to provide reasonable cooperative assistance and expertise on other matters of mutual interest.

                  Section 3.02 IMPLEMENTATION OF ALLIANCE PROJECTS. If the Parties agree that any project should be undertaken as an Alliance Project, the Parties and their respective Subsidiaries and Affiliates (to the extent applicable) shall use their commercially reasonable best efforts to enter into definitive agreements for, or other arrangements regarding, such Alliance Project. Definitive agreements may include the respective contributions, rights and obligations of the parties thereto with respect to technology, components and financing to be provided to the Alliance Project, purchases to be made by, through or from the Alliance Project, the geographical location of the Alliance Project, the duration of the Alliance Project and such other matters as to which the Parties may agree. If any specific Alliance Project involves the purchasing of products or components from one Party (or its Affiliate) by the other Party (or its Affiliate), information concerning the costs of the selling Party (or its Affiliates) shall be made available to the buyer prior to negotiating the price.

                  Section 3.03      INITIAL ALLIANCE PROJECTS.

                  (a) SMALL CAR ALLIANCE PROJECT. The Parties agree to implement a Small Car Alliance Project on the terms set forth in Article VI.

                  (b) FINANCIAL SERVICES ALLIANCE PROJECT. The Parties agree to implement a financial services alliance project as set forth herein (the "Financial Services Alliance Project"). As part of the Financial Services Alliance Project, DaimlerChrysler shall, to the extent requested by MMC, make its Affiliates that are engaged in the business of sales financing and leasing of Passenger Vehicles in the United States, Europe and such other regions as the Parties may agree ("Financial Services Affiliates") available for sales financing and leasing of MMC brand Passenger Vehicles on terms which, when taken as a whole, are no less favorable than the terms made available to DaimlerChrysler's independent distributors, dealers and customers, in light of the geographic location of the sales financing or leasing, the type of Passenger Vehicles subject to financing or leasing arrangements, and the creditworthiness of the borrower or lessee. Notwithstanding the foregoing, (i) DaimlerChrysler shall not be required to provide any financing subsidy (including any program or terms that amount to a de facto subsidy) that DaimlerChrysler may now or hereafter provide through its Financial Services Affiliates to DaimlerChrysler's distributors, dealers or customers and (ii) DaimlerChrysler shall be under no obligation to maintain any existing or future Financial Services Affiliates as Affiliates of DaimlerChrysler. The Parties shall establish a Financial Services Project Steering Committee to oversee the Financial Services Alliance Project and shall use their commercially reasonable best efforts to enter into any definitive agreements necessary and appropriate to implement the Financial Services Alliance Project as expeditiously as possible.


                  Section 3.04 SHARING OF INFORMATION. In order to maximize the benefits of the Alliance to both Parties, the Parties shall share information openly as mutually agreed with respect to specific Alliance Projects, except when constrained by legal considerations. Accordingly, unless so constrained, the Parties will share (i) their knowledge of activities and trends in the Car Business and relating to the Car Business and (ii) their commercial information regarding the Car Business. Sharing of technical information shall be subject to appropriate licenses to be negotiated between the Parties provided that each Party agrees to make available to the other Party information concerning the relevant Party's costs for developing or otherwise obtaining such information.


                  Section 3.05 TRUCK AND BUS BUSINESS; SPIN-OFF. (a) The Parties hereby agree that the Truck and Bus Business and the Spin-Off are not and will not be (i) within the scope of the Alliance or (ii) an Alliance Project or part of any Alliance Project.

                  (b) Unless and to the extent that any matter relating to the Truck and Bus Business has a material impact on the financial condition or business of MMC on a non-consolidated basis, DaimlerChrysler agrees not to (i) interfere in the management and operation of MMC's Truck and Bus Business while operated as a division of MMC and while operated through MFTBC, or (ii) object to the implementation by MMC of the Master Alliance Agreement, dated December 13, 1999, as amended by Amendment No. 1 to Master Alliance Agreement dated July 27, 2000.

                  (c) DaimlerChrysler hereby agrees that as part of the Alliance it will (i) vote for the Spin-Off at the meeting of MMC shareholders held to approve the Spin-Off and (ii) not interfere with MMC's commercially reasonable efforts to effect the Spin-Off. Commercially reasonable efforts to effect the Spin-Off shall include the allocation between MMC and MFTBC of the costs and expenses of any assets or liabilities which will be shared between MMC and MFTBC, it being understood that MMC may allocate to MFTBC certain of its general assets, liabilities, costs and expenses that are only indirectly related to the Truck and Bus Business and that MMC and/or its subsidiaries may retain certain assets, liabilities, costs and expenses relating to the Truck and Bus Business. To the extent that such assets are retained, MMC will enter into agreements to permit MFTBC to use such assets on reasonable commercial terms. The Spin-Off will also include either (i) the sub-licensing to MFTBC on a royalty-free basis of the exclusive right to use the Mitsubishi Trademarks for the Truck and Bus Business or (ii) the consent of MMC to a direct exclusive license of the Mitsubishi Trademarks from MMC's licensors to MFTBC for the Truck and Bus Business, as the Parties may agree.

                  (d) MMC shall structure the Spin-Off so that the transactions are fair and equitable to MMC and its shareholders. MMC shall retain an internationally recognized independent investment bank or accounting firm to deliver an opinion to the Board that the price paid by Volvo for the shares of MFTBC purchased pursuant to the Spin-Off shall be fair and reasonable to the shareholders of MMC.

                  (e) The obligations of DaimlerChrysler or any DC Director or DC Executive, and the restrictions on its, his or her actions, set forth in this Agreement with respect to MFTBC shall cease to apply upon the earliest to occur of the following events: (i) the principal business of MFTBC ceases to be the Truck and Bus Business, (ii) Volvo ceases to be a shareholder of MFTBC, or (iii) MFTBC engages in any material aspect of the Car Business.


                                       IV.

                 ALLIANCE COMMITTEE; PROJECT STEERING COMMITTEES


                  Section 4.01 ALLIANCE COMMITTEE. (a) The Parties shall establish a committee (the "Alliance Committee") which shall be responsible for establishing Project Steering Committees for each Alliance Project, for monitoring the progress of each Project Steering Committee and for coordinating among the Project Steering Committees.

                  (b) The Alliance Committee shall be composed of an equal number of representatives from DaimlerChrysler and MMC. The representatives of each Party on the Alliance Committee shall be designated by the Parties from time to time.

                  Section 4.02 PROJECT STEERING COMMITTEES. (a) The Alliance Committee shall appoint any Project Steering Committee it may consider necessary to further the Alliance and the purposes of this Agreement. Each Project Steering Committee shall be responsible for (i) studying the feasibility of any new Alliance Project, (ii) implementing any new Alliance Project and (iii) overseeing any ongoing Alliance Project.

                  (b) Each Project Steering Committee shall be composed of a substantially equal number of representatives of each Party. The representatives of each Party on each Project Steering Committee shall be designated by the Parties from time to time.

                  (c) The Alliance Committee shall appoint a Project Steering Committee upon the agreement of both Parties. If the representatives of either Party on any Project Steering Committee shall notify the representatives of the other Party thereto that they believe that such Project Steering Committee and the related Alliance Project should not continue to be an Alliance Project for any reason, such Project Steering Committee shall notify the Alliance Committee of such decision and, unless otherwise instructed by the Alliance Committee, such Project Steering Committee shall be disbanded.

                  Section 4.03 MEETINGS. Meetings of the Alliance Committee and each Project Steering Committee shall be held at such times and at such location or locations as agreed by the members thereof and may be conducted by electronic media, telephone conference call, personal attendance, or any combination of the foregoing, and, unless otherwise agreed, shall be conducted in the English language. No meeting of the Alliance Committee or any Project Steering Committee shall be convened unless at least one of the members designated by MMC (excluding DC Executives and DC Directors) and one of the members designated by DaimlerChrysler is present at such meeting (in person, by telephone or by electronic media).

                  Section 4.04 DECISION-MAKING. (a) All recommendations and other actions of the Alliance Committee and each Project Steering Committee shall require a written agreement signed by at least one member designated by MMC (excluding DC Directors and DC Executives) and at least one member designated by DaimlerChrysler. Such requirement may be satisfied through the written minutes of any meeting thereof, if signed by one member designated by MMC (excluding DC Directors and Executives) and one member designated by DaimlerChrysler.

                  (b) Neither the Alliance Committee nor any Project Steering Committee shall have the power or authority to bind either Party or any of their respective Subsidiaries or Affiliates, and implementation of decisions of the Alliance Committee and each Project Steering Committee shall be subject to such approvals as may be required by applicable law and the corporate procedures of each of the Parties.

                  Section 4.05 COSTS. All costs and expenses relating to the operation of the Alliance Committee and of each Project Steering Committee shall be borne by the Parties in the manner determined by the Alliance Committee or such Project Steering Committee. Neither the Alliance Committee nor the Project Steering Committees shall incur any costs, expenses or other liabilities, and neither Party will incur any costs, expenses or liabilities on behalf of the Alliance Committee or any Project Steering Committee, without the prior approval of the representatives of both Parties on the Alliance Committee or such Project Steering Committee.



                                       V.

                      BOARD REPRESENTATIVES AND MANAGEMENT
                                 REPRESENTATIVES


                  Section 5.01 BOARD. (a) At each meeting of the shareholders of MMC, DaimlerChrysler shall have the right to designate the Number of Designated Directors. MMC shall notify DaimlerChrysler in writing of each meeting of the shareholders of MMC no less than ninety (90) days prior to such meeting. DaimlerChrysler shall notify MMC of its designees to the Board in writing no more than thirty (30) days after receipt of such notice from MMC, provided that DaimlerChrysler will only designate such number of persons as is required so that DaimlerChrysler will have the Number of Designated Directors. The persons so designated by DaimlerChrysler shall be nominated and recommended by MMC for election to the Board by the shareholders of

MMC at such meeting. With respect to each such meeting, MMC shall use its best efforts to cause the election of the persons designated by DaimlerChrysler so that at all times the number of DC Directors plus any incumbent directors previously designated by DaimlerChrysler shall equal the Number of Designated Directors. Such best efforts shall include, without limitation, (1) causing the Board to nominate and recommend for election by the shareholders of MMC each person designated by DaimlerChrysler and (2) taking all necessary actions to provide notice of the relevant shareholders meeting which shall include providing the shareholders of MMC with notice of the election of directors, the nomination of such designees and the unqualified recommendation of the incumbent Board to elect such designees for Board membership. Without the written consent of DaimlerChrysler, MMC shall not cause or permit the number of directors on the Board to exceed eleven
(11) directors. No person nominated as a director by DaimlerChrysler shall be a representative director of MMC without the approval of the Board. Notwithstanding the foregoing, MMC shall have no obligation to nominate or recommend any designee of DaimlerChrysler as a director if such person is not eligible for such position for any reason under Japanese or other applicable law.

                  (b) Each DC Director may participate in all matters within the jurisdiction of the Board except (i) to the extent participation is prohibited under the Commercial Code and (ii) that DC Directors shall refrain from voting on any matter coming before the Board relating to MMC's Truck and Bus Business and/or MFTBC unless such matter has a material impact upon the financial condition or business of MMC on a non-consolidated basis.

                  (c) The first persons (the "Initial DC Directors") to be designated by DaimlerChrysler and nominated by MMC for election to the Board were elected to the Board at the general meeting of the shareholders of MMC held on June 27, 2000 (the "Annual Meeting"). The Initial DC Directors will agree that they will not take office until after Receipt of Regulatory Approval. If the Securities Subscription Agreement shall terminate for any reason after such persons designated by DaimlerChrysler are elected as members of the Board, DaimlerChrysler shall cause each DC Director to immediately resign from the Board.

                  (d) After the Closing Date, the remaining individual necessary for DaimlerChrysler to have the Number of Designated Directors (the "Post-Closing DC Director") will be designated by DaimlerChrysler and nominated by MMC for election to the Board at an extraordinary meeting of the shareholders of MMC (the "Special Meeting"). The Special Meeting shall be held as soon as practicable after the Closing Date.

                  Section 5.02. EXECUTIVE MANAGEMENT. (a) MMC agrees to appoint persons designated by DaimlerChrysler to the position of chief operating officer ("Chief Operating Officer") with the responsibilities set forth in Exhibit A hereto and to such other executive positions at MMC as shall be agreed upon from time to time by the Parties (each a "DC Executive," which term shall include the Chief Operating Officer and any other DC Director designated by DaimlerChrysler for an executive position). The Chief Operating Officer shall be appointed as soon after the Closing Date as DaimlerChrysler's designee as Chief Operating Officer is available to assume such position. The other DC Executives who were appointed immediately after the Annual Meeting shall not serve in such capacities until after Receipt of Regulatory Approval. Each DC Executive shall have the right to membership on and to attend any and all meetings of the Board of Senior Executive Officers and/or the Board of Executive Officers to which such executive would otherwise be entitled by reason of his or her position or title within MMC, and in any event all DC Directors who are also DC Executives and at least two (2) other such DC Executives shall be entitled to membership on and to attend any and all meetings of the Board of Senior Executive Officers regardless of position or title within MMC. The Board of Senior Executives Officers and the Board of Executive Officers shall not be responsible for any matters relating only to MMC's Truck and Bus Business, which shall be the responsibility of the Management Committee of MMC's Truck and Bus Division, or any sub-committee thereof, prior to the Spin-Off and of the Board of Directors of MFTBC following the Spin-Off.

                  (b) Each DC Executive shall be entitled to salary, benefits and other compensation in accordance with MMC's general policy for employees in equivalent positions; PROVIDED, that each DC Executive may receive expatriate benefits and other compensation or rights from DaimlerChrysler during his tenure at MMC, at the cost of DaimlerChrysler. Each DC Executive and each DC Director shall enter into a confidentiality agreement with respect to any information received from MMC, the form of which is attached as Exhibit B hereto.

                  (c) MMC may terminate the employment of any DC Executive for any reason consistent with MMC's employment practices and in accordance with Japanese law, PROVIDED, that MMC will appoint a successor to such terminated DC Executive promptly after such successor is designated by DaimlerChrysler.

                  (d) Each DC Executive may participate in all matters within his or her areas of responsibility except to the extent participation therein would be prohibited under the Commercial Code by such individual if he or she were a DC Director, provided, however, that any such executive with responsibilities for general areas of MMC that include the Truck and Bus Business shall refrain from participating in any matter relating primarily to the Truck and Bus Business unless such matter has a material impact on the financial condition or business of MMC on a non-consolidated basis.

                  Section 5.03 NO REPRESENTATION IN MANAGEMENT OF MMC'S TRUCK
AND

BUS BUSINESS. No DC Director, DC Executive, or other MMC employee designated by DaimlerChrysler shall serve on the Management Committee of MMC's Truck and Bus Business, the board of directors of MFTBC, the Joint Decision Committee established by MMC and Volvo in connection with their alliance relating to the Truck and Bus Business, or any steering committee established by such Joint Decision Committee, and MMC will not designate any such DC Director, DC Executive, or other employee to the board of directors of Volvo Truck Corporation or Volvo Bus Corporation.

                  Section 5.04 DIRECTORS' LIABILITY INSURANCE. MMC shall include the DC Directors under the Directors' liability insurance coverage arranged by MMC for the Directors, on terms equivalent to those arranged for all other Directors.


                                       VI.

                           SMALL CAR ALLIANCE PROJECT


                  Section 6.01 SCOPE OF PROJECT. The Parties agree to implement a small car alliance project (the "Small Car Alliance Project") for the development and production of small passenger cars, including passenger cars with a fuel efficiency of 3 liters per 100 kilometers or better, and components therefor. The Small Car Alliance Project shall include (i) the joint development of a small car platform, (ii) the joint production of small cars at the Netherlands Car B.V. ("NedCar") production facility in Born, The Netherlands, and (iii) such other matters regarding either small passenger cars or NedCar as the Parties shall agree upon. The Parties shall establish a small car Project Steering Committee (the "Small Car Project Steering Committee") to oversee the small car platform for Europe and the NedCar production facilities. As soon as practicable after Receipt of Regulatory Approval, the Parties shall agree upon a business plan setting forth the commercial and technical requirements for the Small Car Alliance Project (the "Business Plan"). Such Business Plan may be revised at any time thereafter by the written agreement of the Parties.

                  Section 6.02 DEFINITIVE AGREEMENTS. Subject to Receipt of Regulatory Approval, as soon as practicable after the date hereof but not later than March 31, 2001, the Parties shall negotiate in good faith and enter into the following definitive agreements, to the extent deemed necessary by the Small Car Project Steering Committee: (a) one or more agreements setting forth the principles of governance of any Persons other than NedCar that may be jointly owned or operated by MMC and DaimlerChrysler (or their respective Subsidiaries) in connection with the Small Car Alliance Project, and (b) one or more development agreements (collectively, the "Development Agreements") setting forth the engineering requirements for the small car platform and the components therefor, the allocation of development responsibilities for such platform and components between the Parties, and the principles for financing such development, such Development Agreements to be consistent with the Business Plan.

                  Section 6.03 PURCHASE AND SALE OF SHARES OF NEDCAR. (a) Prior to July 15, 2004, the Parties shall negotiate in good faith and enter into (i) a NedCar Acquisition Agreement (the "NedCar Acquisition Agreement") pursuant to which on July 15, 2004, or such other date as may be agreed upon by the Parties, DaimlerChrysler shall purchase from MMC, and MMC shall sell to DaimlerChrysler, 50% of the then outstanding shares of NedCar at a price per share equal to the net book value per share of NedCar as of the date of such purchase to be determined on the basis of the books and records of NedCar and in accordance with generally accepted accounting principles in The Netherlands ("Dutch GAAP"), and (ii) a NedCar Shareholders' Agreement (the "NedCar Shareholders Agreement") setting forth the principles for the management of NedCar following the purchase of 50% of the equity thereof by DaimlerChrysler.

                  (b) Commencing at a time reasonably prior to the acquisition of the Shares of NedCar pursuant to the NedCar Acquisition Agreement, DaimlerChrysler and its representatives shall be provided sufficient opportunity to conduct due diligence with respect to NedCar. The purposes of such due diligence will be (i) to adjust the purchase price paid by DaimlerChrysler to reflect any facts discovered in the course of such due diligence, including any non-compliance with Dutch GAAP, which shall impact the net book value of NedCar as determined in accordance with Dutch GAAP, (ii) to confirm or supplement matters with respect to NedCar developed during its due diligence in connection with the Constituent Agreements or disclosed in any schedule to the Securities Subscription Agreement, (iii) to further the goals of the Alliance with respect to NedCar, (iv) to confirm compliance with Section 6.03(c) hereof and the accuracy of representations and warranties to be made pursuant thereto, and (v) to investigate matters relating to corporate governance and management of NedCar for purposes of negotiating the NedCar Shareholders' Agreement.

                  (c) The NedCar Acquisition Agreement shall contain representations and warranties with respect to NedCar and MMC's ownership of the shares of NedCar and indemnification provisions relating to breach of any representation, warranty or covenant of MMC which are commercially reasonable for a stock acquisition based upon net book value per share. Any indemnification obligations under the NedCar Acquisition Agreement shall be reduced to reflect the extent to which the fair value of the assets of NedCar exceed the book value of such assets. Prior to such purchase, MMC shall not change the capital structure of NedCar (other than the purchase of shares of NedCar capital stock from Volvo Car Corporation ("VCC")) or make any material change in the financial condition or business of NedCar not contemplated by this Agreement without the prior written consent of DaimlerChrysler, which consent shall not be unreasonably withheld.

                  (d) Notwithstanding Section 6.03(c), MMC may determine, without the prior written consent of DaimlerChrysler, any and all matters (collectively, the "MMC/VCC Business") relating to (i) the production of vehicles for VCC and MMC produced at NedCar prior to July 15, 2004, or (ii) the discharge of any continuing obligations of NedCar with respect to such vehicles. The NedCar Acquisition Agreement will set forth appropriate mechanisms for allocating all of the assets, liabilities, costs and revenues of the MMC/VCC Business.

                  Section 6.04 INTERIM DEVELOPMENT COSTS. In order to expedite the Small Car Alliance Project, the Parties agree to commence development of the small car platform for Europe and components therefor prior to the execution of definitive Development Agreements but subject to Receipt of Regulatory Approval. The Parties agree that the Small Car Project Steering Committee shall oversee such development during the period beginning the date hereof and ending on the dates to be specified in the respective definitive Development Agreements (the "Interim Period") based on the following principles:

                  (a) The Small Car Project Steering Committee shall allocate development work to be done during the Interim Period between the Parties in the manner that the Small Car Project Steering Committee shall agree is most productive and cost-effective.

                  (b) The Small Car Project Steering Committee shall establish budgets for each Party for the development work allocated to such Party during the Interim Period. After such budgets have been established, if either Party concludes that such budget will be insufficient for the work allocated to such Party, the Small Car Project Steering Committee shall consider in good faith any reasonable adjustment to the budget. The initial budget for each Party shall include costs for the development work done by such Party after January 1, 2000 and prior to the date of the establishment of the first budget pursuant to this
Section 6.04(b).

                  (c) At the end of each period covered by a budget established pursuant to Section 6.04(b), the Parties shall submit their actual development costs incurred during such period. Such development costs, to the extent approved by the Small Car Project Steering Committee, shall be designated as reimbursable development costs (the "Reimbursable Development Costs") of such Party.

                  (d) If the Reimbursable Development Costs for one Party (the "Surplus Party") is greater than the Reimbursable Development Costs for the other Party (the "Shortfall Party"), the Shortfall Party shall pay 50% of the excess to the Surplus Party within 30 days of determination by the Small Car Project Steering Committee of the Reimbursable Development Costs for each Party.

                  (e) The budgeted costs and Reimbursable Development Costs shall be calculated in Euros for DaimlerChrysler and in Japanese Yen for MMC. For the purpose of calculating the amount of any payments owed pursuant to
Section 6.04(d) and any reimbursements pursuant to Section 6.04(f), the Parties shall use the average daily Euro-Yen exchange rate during the period covered by the relevant budget.

                  (f) The Parties currently anticipate that they shall establish a jointly-owned corporation or other Person in The Netherlands (the "Joint Development Company") that shall be responsible for financing the development of the small car platform for Europe and related components. If such Joint Development Company is established, the Joint Development Company shall reimburse each of MMC and DaimlerChrysler for all Reimbursable Development Costs incurred prior to the establishment of the Joint Development Company, as adjusted to reflect all amounts paid by either Party to the other pursuant to Section 6.04 (d).

                  Section 6.05 INTELLECTUAL PROPERTY. Each Company shall own all intellectual property developed by it during the Interim Period pursuant to
Section 6.04 hereof for use in the Small Car Alliance Project. The definitive Development Agreements, for the small car platform and components shall include terms and conditions as shall be reasonably agreed upon by the Parties for the use of the intellectual property for the Small Car Alliance Project.



                                      VII.

                               TRANSFER OF SHARES


                  Section 7.01 RESTRICTION ON TRANSFERS. DaimlerChrysler agrees that no Transfer of Beneficial Ownership in any of the Securities shall be made to any third Person (other than DaimlerChrysler's Affiliates) prior to the third anniversary of the Closing Date without the prior written consent of the Board; PROVIDED, HOWEVER, that DaimlerChrysler shall not Transfer Beneficial Ownership of any of the Shares to an Affiliate and DaimlerChrysler shall cause DCJH not to Transfer Beneficial Ownership of any of the Convertible Bonds to any other Affiliate of DaimlerChrysler unless such Affiliate shall have entered into an agreement with MMC containing restrictions on Transfer substantially similar to those set forth in this Section 7.01 and Section 7.02. The restrictions on Transfer provided in this Section 7.01 shall not apply if the persons designated by DaimlerChrysler in accordance with Section 5.01 are not elected to the Board.

                  Section 7.02 SALES TO COMPETITORS. DaimlerChrysler agrees not to Transfer Beneficial Ownership of any DaimlerChrysler Shares to any competitor of MMC without the prior written consent of the Board, and shall cause its Subsidiaries and Affiliates to do the same.

                                      VIII.

                              TERM AND TERMINATION

                  Section 8.01 TERM. This Agreement shall terminate, unless earlier terminated pursuant to Sections 8.02 or 8.03 hereof, on the tenth anniversary of the Closing Date. No later than the ninth anniversary of the Closing Date, the Parties will meet to determine whether or not to extend the term of this Agreement.

                  Section 8.02 TERMINATION UPON BREACH. In the event that either Party breaches one or more of its material obligations under this Agreement, which breach is not cured within 60 days after written notice of such breach is given by the non-breaching Party to the breaching Party, the non-breaching Party may terminate this Agreement immediately upon written notice to the breaching Party.

                  Section 8.03      CHANGE OF CONTROL.

                  (a) OCCURRENCE OF A CHANGE OF CONTROL EVENT. The Party as to which a Change of Control Event occurs (hereinafter referred to as a "CCE Party") shall promptly give written notice thereof to the other Party (hereinafter referred to as an "Option Party"). If the CCE Party does not give such notice to the Option Party, the Option Party may give notice to the CCE Party of the Change of Control Event with respect to the CCE Party.

                  (b) The Chief Executive Officer of DaimlerChrysler (or a member of the Board of Management of DaimlerChrysler nominated by him) and the Chief Executive Officer of MMC (or a member of the Board nominated by him) shall meet (i) within sixty (60) days after such written notice has been given by the CCE Party or (ii), if the Option Party first gives notice, within sixty (60) days after the Option Party has given notice to the CCE Party of a Change of Control Event. If the Chief Executive Officers or their respective nominees do not (x) in good faith reach an agreement to continue the Alliance, notwithstanding such a Change of Control Event, and (y) enter into a memorandum confirming such agreement within one hundred and twenty (120) days after a notice of a Change of Control Event has been given, the Option Party may, if it so elects, terminate this Agreement by giving sixty (60) days' written notice which may be given at any time within twelve (12) months after a notice of Change of Control Event is deemed to have been given.

                  Section 8.04 EFFECT OF TERMINATION. Neither Party shall be liable to the other for consequential, indirect or special damages of any kind on account of termination of this Agreement, whether such damages result from loss through commitments or obligations, from loss of investments or of present or prospective profits, from either party's inability to meet its obligations, or from any other cause. The termination of this Agreement shall not affect the agreements relating to specific Alliance Projects or otherwise relating to the Alliance, except as may be provided in such agreements. Sections 6.03, 6.04, 6.05, 9.01, 9.04, 9.05 and 9.06 shall survive any expiration or termination of this Agreement pursuant to this
Article VIII.

                                       IX.


                                  MISCELLANEOUS


                  Section 9.01 CONFIDENTIALITY. (a) Each Party agrees that certain information furnished to the other Party or any of its Subsidiaries (each, a "Recipient") pursuant to this Agreement or the Confidentiality and Non-Disclosure Agreement, in connection with an Alliance Project or otherwise, may include trade secrets and other commercial or technical information of a proprietary and confidential nature of the furnishing Party or one or more of its Subsidiaries (such information including any know-how and commercial or technical information referred to in this Section 9.01 being called "Confidential Information" of a Party (including its Subsidiaries)). Accordingly, each Party shall ensure that each Recipient shall use all Confidential Information of the other Party only for the purposes contemplated hereby, which shall not include use for the Truck and Bus Business, and shall treat as confidential, for the period ending five (5) years after the termination of this Agreement or receipt thereof, whichever is later, all Confidential Information which it receives, directly or indirectly from the other Party, pursuant to this Agreement. Each Party shall also ensure that each Recipient shall use that degree of care which such Party uses with respect to its own proprietary and confidential information to prevent disclosure not permitted hereby to be made to third parties of any and all Confidential Information such Party has received. A Recipient may, for the purpose of any Alliance Project, disclose technical information and other technical know-how which is Confidential Information of the other Party (other than such technical information and know-how relating to the Truck and Bus Business) to suppliers and subcontractors for the sole purpose of, and to the extent necessary or required for, purchasing tooling, equipment, parts and components. In no event shall a Recipient disclose to a third party (other than an Affiliate) which is a manufacturer of motor vehicles (whether or not a subcontractor or supplier) any Confidential Information furnished by the other Party, without the written consent of the furnishing Party.

                  (b) Each Recipient shall not disclose to any third party any Confidential Information of the other Recipient that such Party or its Subsidiary is otherwise permitted to disclose to third parties pursuant to this Agreement unless such third party (hereinafter referred to as the "Third Party Recipient") agrees with such Recipient in advance in writing to treat as confidential in accordance with the terms of this Section 9.01 such Confidential Information and to use it only for the purposes for which it is so disclosed and to use at least that degree of care which it uses with respect to its own proprietary and confidential information of a similar nature to prevent disclosure to others to the extent that such party is bound. Such agreement by the Third

Party Recipient shall remain in effect for a period of five (5) years after the termination of this Agreement or the receipt of such Confidential Information, whichever is later.

                  (c) The term "Confidential Information" shall not include any information which is not, or which ceases to be, proprietary, including information which (i) is in the public domain at the time of its disclosure to the Recipient or enters the public domain through no breach by the Recipient of any confidentiality agreement contained herein or contemplated hereby, (ii) is proven to be known by the Recipient at the time of the disclosure thereof to it,
(iii) is proven to be independently developed by the Recipient by a Person or Persons who have not had access to the Confidential Information, or (iv) is made available to the Recipient by any third Person having a right to disclose the same, without similar restrictions on the disclosure or use thereof.

                  (d) Notwithstanding the foregoing, no Recipient will be prevented, after giving written notice to the Party from which it received certain specified Confidential Information, from disclosing such Confidential Information to any Person or court if required by law or to governments and government agencies (including the European Commission) pursuant to subpoenas and other discovery or inquiry procedures or pursuant to reporting requirements of such governments or government agencies; provided that such Recipient will use reasonable efforts to have such person, court, governments or government agencies treat such information as confidential.

                  (e) Each Party agrees to cause its Subsidiaries and to use its best efforts to cause its Affiliates to be bound by the provisions of this
Section 9.01. Each Subsidiary of a Party receiving Confidential Information of the other Party or any of its Subsidiaries, whether directly or through its parent Party or other Recipient, shall be deemed to be a Recipient hereunder.

                  Section 9.02 EXISTING CONTRACTUAL RELATIONSHIPS. Without prejudice to Section 2.4(c) of the Securities Subscription Agreement, neither Party intends to interfere with the obligations or agreements of the other Party or cause a breach by the other Party of any agreement that the other Party may have with a third party.

                  Section 9.03 EXPENSES. Unless otherwise agreed, each Party shall pay its own costs and expenses in relation to the negotiation, preparation and execution of this Agreement.

                  Section 9.04 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of Japan without reference to its conflicts of law principles.

                  Section 9.05 ARBITRATION. All disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement shall be finally settled by arbitration conducted in Singapore in the English language in accordance with the Arbitration Rules of the SIAC, which rules are deemed to be incorporated by reference into this
Section 9.05. The arbitral tribunal shall be composed of three (3) arbitrators. In accordance with the relevant rules of the SIAC, each Party shall appoint one arbitrator and the Chairman of the SIAC shall appoint the third arbitrator who shall not be a citizen of either Japan or Germany. Any and all awards rendered in any arbitration under this Agreement shall be final and binding upon the parties and judgment thereon may be entered into in any court having jurisdiction over the enforcement of awards rendered pursuant to such arbitration. No Party to this Agreement shall have the right to appeal to any court any award rendered pursuant to any arbitration under this Agreement. Any award rendered pursuant to any such arbitration shall include the costs of arbitration, including the fees of arbitrators. Nothing contained in this Section 9.05 shall be construed to limit or preclude a Party from bringing any action or commencing any proceeding in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder at any time.

                  Section 9.06 ENTIRE AGREEMENT OF THE PARTIES. This Agreement and its Annexes, and any other document executed or delivered by the parties as of the date hereof or as of the Closing Date constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, including, without limitation, the Letter of Intent (as defined in the Securities Subscription Agreement), but excluding the Confidentiality and Non-Disclosure Agreement, which shall expire on the Closing Date.

                  Section 9.07 AMENDMENT OR MODIFICATION. This Agreement may not be modified or amended except by a writing duly signed by the authorized representatives of each Party.

                  Section 9.08 FORCE MAJEURE. Neither Party shall be in default hereunder by reason of its delay in performance of, or failure to perform, any of its obligations hereunder, if such delay or failure is caused by strikes, lockouts or other labor disturbances, or by circumstances beyond such Party's reasonable control, including without limitation, acts of God, riots or other civil disturbances, fire, flood, earthquake, interference by civil or military authorities, compliance with governmental laws, rules or regulations. Notwithstanding the foregoing, any law, decree or other regulation or act made by the German or Japanese government that would render null and void any of the obligations of the Parties hereunder shall not be considered as force majeure for purposes of this Agreement unless such law, decree, or other regulation or act actually applies to German or Japanese companies in general, as the case may be, or to then existing and future similar contract obligations in general.

                  Section 9.09 NO PARTNERSHIP, ETC. No provision of this Agreement is to be construed as creating a partnership or fiduciary relationship between the Parties. Neither Party shall have any authority to act for, or to assume any obligation or responsibility on behalf of, the other Party except by express agreement between the Parties.

                  Section 9.10 NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be given in writing in the English language and forwarded, charges prepaid, by first-class registered or certified mail, or by facsimile confirmed by first-class registered or certified mail, addressed as follows:

                  if to MMC, to it at:

                  Mitsubishi Motors Corporation
                  5-33-8 Shiba
                  Minato-ku
                  Tokyo 108-8410
                  Japan
                  Attention:  Team Leader, International Alliance Promotion Team
                  Telefax: +81-3-5232-7740



                  if to DaimlerChrysler, to it at:

                  DaimlerChrysler AG
                  HPC 0216
                  D-70546 Stuttgart
                  Germany
                  Attention: Director for Mergers & Acquisitions
                  Telefax: +49-711-1794040


All notices given hereunder shall be deemed given upon receipt. Either Party may change its address for notices by notice given to the other party in the manner described above.

                  Section 9.11 NO WAIVER. No failure or delay on the part of either Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

                  Section 9.12 ASSIGNMENT, ETC. Neither Party may assign this Agreement or any duty or right hereunder without the written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties.

                  Section 9.13 EXECUTION OF COUNTERPARTS. This Agreement may be executed and delivered in identical counterparts and, in such case, each of which shall be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

                  Section 9.14 BUSINESS LANGUAGE. All communications and documentation between the Parties shall be in the English language.

                  IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Master Alliance Agreement to be signed as of September 8, 2000.



                                   MITSUBISHI MOTORS CORPORATION



                                   By:
                                      ----------------------------------------
                                   Name: Katsuhiko Kawasoe
                                   Title: President



                                   By:
                                      ----------------------------------------
                                   Name: Takashi Sonobe
                                   Title: Member of the Board of Directors


                                   DAIMLERCHRYSLER AKTIENGESELLSCHAFT



                                   By:
                                      ----------------------------------------
                                   Name: Juergen E. Schrempp
                                   Title: Chairman of the Board of Management



                                   By:
                                      ----------------------------------------
                                   Name: Dr. Eckhard Cordes
                                   Title: Member of the Board of Management

                    AMENDED AND RESTATED STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT is made and entered into as of the twenty-eighth (28th) day of July, 2000, as amended and restated as of September 8, 2000, by and between Mitsubishi Motors Corporation, a Japanese corporation ("ISSUER"), and DaimlerChrysler Aktiengesellschaft, a German corporation ("SUBSCRIBER").


                              W I T N E S S E T H :

         WHEREAS, Issuer, Subscriber and DaimlerChrysler Japan Holding, Ltd., a wholly-owned subsidiary of Subscriber ("DCJH"), are entering into a Securities Subscription Agreement dated as of July 28, 2000, as amended as of September 8, 2000 (the "SECURITIES SUBSCRIPTION AGREEMENT"), pursuant to which (i) Subscriber will subscribe to the New Shares and DCJH will subscribe to the Convertible Bonds and (ii) Issuer will issue the New Shares to Subscriber and the Convertible Bonds to DCJH (the "SUBSCRIPTION");

         WHEREAS, Subscriber and Issuer are also entering into the Alliance Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, and as a condition to the Subscription and the performance by the parties of their obligations under the Alliance Agreement, the parties hereto hereby agree as follows.


                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used without definition herein have the respective meanings set forth in the Securities Subscription Agreement.


                                   ARTICLE II
                                   STANDSTILL

2.1      SUBSCRIBER STANDSTILL OBLIGATION.

         (a) For a period of three (3) years following the Closing Date as defined in the Securities Subscription Agreement (the "STANDSTILL PERIOD"), without the prior approval of the board of directors of the Issuer (the "BOARD"), Subscriber shall not, and shall cause each of its Affiliates not to:

                  (i) acquire, announce an intention to acquire, offer to acquire, or enter into any arrangement or agreement with any third Person (other than a member of the Mitsubishi Group) pursuant to which such Person will acquire, any Shares if such acquisition would result in Subscriber, its Affiliates and any such third Persons in the aggregate holding in excess of thirty-four percent (34%) of the then total issued and outstanding Shares of Issuer (the "SHAREHOLDING LIMIT"); or

                  (ii) except in accordance with and pursuant to Section 5.01 of the Alliance Agreement, seek election to or seek to place a Representative as a director on the Board.

         (b) The Parties agree that the intention of this Agreement and the other Constituent Agreements is that Subscriber will acquire a thirty-four percent (34%) interest in Issuer as a part of their mutual desire to develop a global alliance pertaining to their respective passenger car operations. Subscriber will faithfully respect both the words and the spirit of Section 2.1(a) and will not deliberately breach the spirit of Section 2.1(a).

         (c) Subscriber agrees that it will only undertake a Control Action (as hereinafter defined) if it believes that such Control Action is in the interest of all of Issuer's shareholders. Subscriber further agrees that at least sixty
(60) days prior to undertaking any Control Action it will provide written notice to Issuer describing such proposed Control Action and explaining the reasons that it wishes to undertake such Control Action. As soon as possible, but in any event within thirty (30) days after the giving of such notice, the President of Issuer, or any member of the Board he shall designate, and the Chairman of the Board of Management of Subscriber, or any member of the Board of Management he shall designate, will meet to discuss such reasons and address any suggestions made by Subscriber. If the President of Issuer and the Chairman of the Board of Management of Subscriber or such designees have not resolved the matters raised by Subscriber by the expiration of such sixty (60) day period, Subscriber may undertake such Control Action, subject to its obligations under Section 2.1(a) and (b). For the purpose of this Section 2.1(c), the term "CONTROL ACTION" shall mean (i) the solicitation of proxies to vote any Shares or the making of any shareholder proposal to the shareholders or making any motion (other than any procedural motion) at a meeting of shareholders, or (ii) calling any meeting of shareholders. Nothing in this Subsection (c) shall prevent Subscriber from taking any action during such sixty (60) day period permitted under applicable Law or the Articles of Incorporation of Issuer in order to preserve Subscriber's rights to take a Control Action on a timely basis following the expiration of such sixty (60) day period.

         (d) For the avoidance of doubt, if Subscriber (together or in combination with such Affiliates or third Persons) comes to hold Shares in excess of the Shareholding Limit without Subscriber (or such Affiliates or third Persons) taking any affirmative action to cause such a result (each such event to be hereinafter referred to as a "NON-TRIGGERING Event"), Subscriber shall not be deemed to be in breach of the restrictions set forth in Section 2.1(a)(i). It is understood that Non-Triggering Events shall include (i) increases in proportional holdings due to reduction of share capital by Issuer, (ii) repurchase or redemption of Shares by Issuer, and (iii) consolidation of Shares and merger of Issuer with any third Persons.

         (e) The term "MITSUBISHI GROUP" as used in this Agreement means the companies listed on Attachment A hereto; their successors and assigns; any other Person acting at or under the direction or control of any of the foregoing; and any other companies that may subsequently be established by or at the direction of any of the foregoing.

2.2      STANDSTILL NOTICE.

         (a) If Issuer determines at any time that Subscriber or any of its Affiliates has materially breached any provision of this Agreement, Issuer shall promptly notify Subscriber of such determination and the basis for such determination (the "STANDSTILL NOTICE"); provided that any failure or delay of Issuer to notify Subscriber of any such determination shall not limit or preclude any right or remedy of Issuer hereunder.

         (b) Within ten (10) Business Days after the end of each calendar quarter, (i) Issuer shall notify Subscriber of the number of Shares that are outstanding at the end of such quarter (the "OUTSTANDING SHARE NOTICE") and (ii) Subscriber shall notify Issuer of the number of Shares owned by Subscriber and its Affiliates at the end of such quarter. The Outstanding Share Notice shall specify the number of Shares issued upon exercise of options referred to in
Section 2.6(c) since the end of the quarter covered by the last Outstanding Share Notice.

         (c) In the case of any breach of Section 2.1(a)(i), Issuer shall provide Subscriber ten (10) Business Days following receipt of the Standstill Notice (the "DISPOSITION PERIOD") during which the Subscriber shall, or shall cause any such Affiliate or third Person to, sell, transfer or otherwise dispose of the number of Shares necessary to cure such breach, to rescind a breaching offer, or to terminate a breaching arrangement or agreement referred to in
Section 2.1(a)(i), if applicable. Notwithstanding the foregoing, (i) if such breach consists of the ownership of a percentage of outstanding Shares not exceeding two percentage points in excess of the Shareholding Limit and Subscriber shall notify Issuer within the Disposition Period that such breach was inadvertent (an "INADVERTENT BREACH"), the Disposition Period shall be extended to a period of ninety (90) days after the date of the Standstill Notice; and (ii) if Issuer's Standstill Notice is based on an assertion that a third Person (other than any direct or indirect subsidiary of Subscriber) is either an Affiliate of Subscriber or has entered into an arrangement or agreement with Subscriber in violation of Section 2.1(a)(i), and if within the Disposition Period Subscriber initiates any Litigation in the Tokyo District Court under Section 3.2(b) contesting the validity of such assertion, Subscriber shall not be deemed to be in breach of Section 2.1(a)(i) until a final judgment is rendered in such Litigation or any appeal with a finding that such assertion is correct, and in the event of such judgment, Subscriber fails to cure such breach in all material respects within forty-five (45) days of such final judgment. Notwithstanding the preceding sentence, if following any such extension of a Disposition Period Subscriber shall breach this Agreement through any act or omission other than the act or omission referred to in the Standstill Notice, then Issuer shall be entitled to pursue any rights and remedies authorized under this Agreement or applicable law with respect to such further alleged breach, subject to compliance with the terms and conditions of this Agreement. For the avoidance of doubt, the applicable Disposition Period for such further alleged breach shall be separately calculated and shall, if applicable, be subject to extension as provided above, it being the intent of the Parties that the rights or remedies of Issuer with respect to such further alleged breach shall be determined independently of any previously alleged breach.

2.3      ISSUER DILUTION REMEDY.

         (a) Following delivery of a Standstill Notice and, in the case of a breach of Section 2.1(a)(i), following the lapse of any Disposition Period, Issuer may, in the sole discretion of the Board (but only during the Standstill Period), commence an offer to issue to each of the shareholders of Issuer one additional Share for each Share then held by such Shareholder (or for such greater number of Shares then held by each Shareholder as the Board may determine) at a subscription price of fifty yen ((Y)50) per Share (a "RIGHTS OFFERING"), and Subscriber hereby irrevocably waives its rights and shall cause each of its Affiliates to waive their rights to acquire any Shares in such Rights Offering.

         (b) Issuer agrees that it shall not reallocate to any third Person (including any other shareholder of Issuer) pursuant to any Rights Offering any Shares which Subscriber would have had the right to acquire pursuant to such Rights Offering but for the foregoing waiver.

2.4      TERMINATION OR SUSPENSION OF STANDSTILL OBLIGATION.

         Notwithstanding the foregoing provisions of this Article II, neither the obligations of Subscriber under Section 2.1 nor the remedy of Issuer under
Section 2.3 shall apply if and so long as any of the following events occurs and is continuing:

         (a) any third Person (other than a member of the Mitsubishi Group existing as of the date hereof or its successors or assigns) together with any Affiliates of such third Person and/or any other Person acting in concert with such third Person or its Affiliates acquires, makes known its intention to acquire or offers to acquire more than twenty percent (20%) of the then total issued and outstanding Shares of Issuer; provided that such third Person or Persons and their respective Affiliates shall not have been affirmatively solicited or induced to do so by Subscriber or its Affiliates;

         (b) any individual designated by Subscriber in compliance with the terms of the Alliance Agreement as a nominee as a director of Issuer fails for any reason to be elected as a director at the relevant meeting of shareholders of Issuer, unless Subscriber or any of its Affiliates shall not have voted in favor of such nominee at such meeting of shareholders of Issuer;

         (c) Issuer breaches any of its material obligations, covenants or commitments set forth in this Agreement (whether or not such provision is enforceable against Issuer); or

         (d) Issuer, in any material respect, breaches or is in default of any obligation, covenant, commitment or other provision of the Securities Subscription Agreement or (subject to the final sentence of this subsection (d)) the Alliance Agreement (whether or not such provision is enforceable against Issuer) and fails to cure such breach or default within sixty (60) days of receipt of notice thereof from Subscriber; provided that, if a dispute with respect to such breach (other than a dispute regarding only the enforceability of such provision) is submitted to bona fide arbitration within thirty (30) days of receipt of such notice, Issuer shall not be deemed to be in breach of the Securities Subscription Agreement or the Alliance Agreement until (i) so determined by the arbitrator(s), and, in the event of such determination and if the breach is curable, Issuer fails to cure such breach in all material respects within forty-five (45) days of the final resolution thereof by the arbitrator(s) or (ii) the arbitrator(s) dismisses the claim of Subscriber on the ground that such provision is unenforceable, as the case may be. For the avoidance of doubt, if the result of a breach of Section
5.01(a) of the Alliance Agreement is the failure of Subscriber's designee to be elected as a director of Issuer, the foregoing provisions of this subsection (d) shall not apply and the provisions of subsection (b) of this Section shall apply.

2.5      SUBSEQUENT DIVESTITURES.

         (a) In the event Subscriber acquires any additional Shares while its obligations under Section 2.1 are suspended pursuant to Section 2.4(a) or (b), Subscriber shall not be required to divest any such Shares for any reason regardless of whether or not such obligations are reinstated because the event giving rise to such suspension ceases to be continuing.

         (b) In the event that Subscriber acquires any additional Shares while its obligations under Section 2.1 are suspended pursuant to Section 2.4 (c) or
(d), on the condition that the relevant breach of Issuer has been cured in all material respects and Issuer has taken measures assuring, to the reasonable satisfaction of Subscriber, that Issuer will not breach or be in default of any of its obligations, covenants or commitments identical or similar to that triggering the application of Section 2.4 (c) or (d), Subscriber shall sell or otherwise dispose of such additional Shares within three (3) months after such condition has been satisfied; provided that in no event shall Subscriber be obligated to sell or dispose of such additional Shares at a price per share below the acquisition cost per share of such additional Shares.

         (c) In the event Subscriber acquires additional Shares at any time with the consent of Issuer, in no event shall Subscriber be required to divest any such Shares so acquired for any reason. In the event the Shareholding Limit is exceeded as the result of the occurrence of a Non-Triggering Event(s), in no event shall Subscriber be required to divest Shares exceeding the Shareholding Limit that Subscriber then holds as a result of such Non-Triggering Event(s).

2.6      ISSUER STANDSTILL OBLIGATION.

         (a) During the Standstill Period, Issuer shall not offer or issue any Shares, other equity securities, convertible bonds, bonds with warrants, warrants, other securities or interests similar to any of the foregoing, other securities convertible into Shares, or other rights to require Issuer to issue any of the foregoing ("NEW SECURITIES", and each offer thereof a "COVERED OFFERING"), unless (i) Issuer has delivered written notice to Subscriber of its intent to do so, including in such notice the number of New Securities proposed to be offered in the Covered Offering and the terms and conditions on which such New Securities shall be issued (the "OFFER NOTICE"), at least ninety (90) days prior to the proposed date of issuance, (ii) Issuer offers to Subscriber in the Offer Notice a quantity of securities of the same class as such New Securities sufficient to permit Subscriber to maintain its Proportionate Percentage of Shares on the date of the Offer Notice and otherwise on the same terms and conditions as the terms of the Covered Offering. The Proportionate Percentage on any date shall equal the result (expressed as a percentage) obtained by dividing
(i) the number of Shares owned of record by Subscriber on such date (not including any Shares acquired in breach of this Agreement) by (ii) the number of Shares issued and outstanding on such date. For the avoidance of doubt, any

Shares issued pursuant to a Rights Offering in accordance with Section 2.3, upon conversion of the Outstanding Bonds, or upon conversion of the Convertible Bonds shall not be considered New Securities, and the issuance thereof shall not be a Covered Offering.

         (b) For a period of forty-five (45) days following the date of the Offer Notice (the "OFFER PERIOD"), Subscriber shall have the right to elect to purchase all or any portion of the securities offered to it in the Offer Notice (provided, however, that if two or more securities shall be proposed to be sold as a "unit" in any Covered Offering, any such election must relate to such unit of securities) on the same terms and conditions as those offered in the Covered Offering. If Subscriber does not elect to purchase any such securities, Issuer may conclude the Covered Offering, on terms no less favorable to the Issuer than those set forth in the Offering Notice, within forty-five (45) days following the end of the Offer Period. Subscriber shall not have the right to purchase securities offered in an Offering Notice if the related Covered Offering is not consummated.

         (c) If Issuer issues any employees, officers or directors of Issuer or its Affiliates options to subscribe for Shares pursuant to an incentive plan approved by the Board, such issuance shall not be deemed to be a Covered Offering, and, upon exercise of any such option, Subscriber may at any time purchase Shares in the open market to retain its then-applicable Proportionate Percentage of Shares.

         (d) The failure of Subscriber to exercise any right to purchase New Securities in a Covered Offering pursuant to this Section 2.6 shall have no effect upon any right of Subscriber to purchase New Securities in any subsequent Covered Offering.

         (e) During the Standstill Period, Issuer shall not issue any New Securities to, or enter to any arrangement that Issuer knows will result in the acquisition of any New Securities by, any Person in the business of manufacture or sale of passenger or commercial automotive vehicles, unless Issuer has obtained the prior written consent of Subscriber.

2.7      THE CLOSING.

         In the event that the Securities Subscription Agreement shall terminate for any reason without the occurrence of the Closing, this Agreement shall terminate and neither Party shall have any rights or responsibility with respect to the other Party hereunder.


                                   ARTICLE III
                                  MISCELLANEOUS

3.1      NOTICES.

         All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be delivered as set forth in the Securities Subscription Agreement, and delivery shall be deemed given as set forth therein.

3.2      GOVERNING LAW AND CONSENT TO JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS,

INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF JAPAN, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

         (b) Each party irrevocably submits to the exclusive jurisdiction of the Tokyo District Court (TOKYO CHIHO SAIBANSHO) as the first instance over any suit, action or proceeding arising out of or relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now have or hereafter acquire to the laying of venue of any such suit, action or proceeding brought in an inconvenient forum. Each party agrees that a final judgment which is not subject to appeal or review in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may, to the fullest extent permitted by law, be enforced in the courts of Japan, the Federal Republic of Germany and any other courts to the jurisdiction of which such party is or may be subject by a suit upon such judgment or in any other manner provided by law.

3.3      BINDING EFFECT.

         This Agreement shall come into effect upon consummation of the Closing as defined in the Securities Subscription Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.4      ASSIGNMENT.

         This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

3.5      THIRD PARTY BENEFICIARY.

         Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and each of their respective successors and permitted assigns.

3.6      AMENDMENT, WAIVERS.

         No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

3.7      ENTIRE AGREEMENT.

         This Agreement, the Securities Subscription Agreement and the Alliance Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

3.8      SEVERABILITY.

         If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

3.9      HEADINGS.

         The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

3.10     COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

3.11     LANGUAGE.

         This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been made.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Standstill Agreement as of September 8, 2000.

                                   MITSUBISHI MOTORS CORPORATION



                                   By
                                      ----------------------------------------
                                   Name:  Katsuhiko Kawasoe
                                   Title: President



                                   By
                                      ----------------------------------------
                                   Name:  Takashi Sonobe
                                   Title: Member of the Board of Directors


                                   DAIMLERCHRYSLER AKTIENGESELLSCHAFT



                                   By
                                      ----------------------------------------
                                   Name:  Juergen E. Schrempp
                                   Title: Chairman of the Board of Management



                                   By
                                      ----------------------------------------
                                   Name:  Dr. Eckhard Cordes
                                   Title: Member of the Board of Management

                                              SECURITIES SUBSCRIPTION AGREEMENT



-------------------------------------------------------------------------------





                        SECURITIES SUBSCRIPTION AGREEMENT



                                 by and between



                          MITSUBISHI MOTORS CORPORATION



                                       and



                       DAIMLERCHRYSLER AKTIENGESELLSCHAFT



                                       and



                       DAIMLERCHRYSLER JAPAN HOLDING, LTD.



                                      dated

                                  July 28, 2000





-------------------------------------------------------------------------------

                                              SECURITIES SUBSCRIPTION AGREEMENT

                                           Table of Contents

Articles and Sections                                                                                    Page
---------------------                                                                                    ----
ARTICLE I SUBSCRIPTION OF SHARES AND CONVERTIBLE BONDS; CLOSING; ISSUANCE...................................1

    1.1     Subscription....................................................................................1
    1.2     Restrictions on Conversion and Transfer.........................................................2
    1.3     Closing Date....................................................................................3
    1.4     Closing Activities..............................................................................3
    1.5     Issuance of Certificates for New Shares and Registration of
            Convertible Bonds...............................................................................3
    1.6     Registration Statement and Effectiveness of Issuance Obligations................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF ISSUER.........................................................4

    2.1     Authorization...................................................................................4
    2.2     Capitalization; Listing; No Commitments.........................................................5
    2.3     Corporate Status of Issuer Group................................................................6
    2.4     No Conflicts....................................................................................6
    2.5     Investments and NedCar..........................................................................6
    2.6     Financial Statements............................................................................7
    2.7     Absence of Undisclosed Liabilities..............................................................8
    2.8     Absence of Changes..............................................................................8
    2.9     Tax Matters.....................................................................................8
    2.10    Land, Buildings, Fixed Assets and Intellectual Property.........................................9
    2.11    Contracts......................................................................................10
    2.12    Litigation and Orders..........................................................................10
    2.13    Labor Matters..................................................................................10
    2.14    Brokers, Finders...............................................................................11
    2.15    Compliance with Laws...........................................................................11
    2.16    Environmental Matters..........................................................................11
    2.17    Organizational Documents.......................................................................11
    2.18    Securities Reports.............................................................................11
    2.19    Consents and Approval..........................................................................12
    2.20    Full Disclosure................................................................................12
    2.21    Foreign Exchange Law...........................................................................13
    2.22    Annual General Shareholders' Meeting ..........................................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER AND DCJH..........................................13

    3.1     Representations and Warranties of Subscriber...................................................13
    3.2     Representations and Warranties of DCJH.........................................................14

ARTICLE IV COVENANTS.......................................................................................16

    4.1     Conduct of Business............................................................................16
    4.2     Shareholders Meeting...........................................................................16
    4.3     Other Actions to be Taken Prior to Closing.....................................................17
    4.4     Post-Signing Board Meeting.....................................................................17
    4.5     Covenant to Satisfy Conditions.................................................................17
    4.6     Post Signing Due Diligence.....................................................................17
    4.7     Security for Convertible Bonds.................................................................18

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF SUBSCRIBER................................................18

                                              SECURITIES SUBSCRIPTION AGREEMENT

    5.1     Accuracy of Representations and No Substantial Financial Dterioration..........................18
    5.2     Performance of Covenants.......................................................................19
    5.3     Board Approval and Shareholders Meetings.......................................................19
    5.4     No Proceedings.................................................................................19
    5.5     Governmental Approvals.........................................................................19
    5.6     Listing........................................................................................20
    5.7     Closing Documents..............................................................................20
    5.8     Mitsubishi Vehicle Marks.......................................................................20
    5.9     No Multiple Materiality Qualifiers.............................................................21

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER...................................................21

    6.1     Accuracy of Representations....................................................................21
    6.2     Performance of Covenants.......................................................................21
    6.3     No Proceedings.................................................................................22
    6.4     Governmental Approvals.........................................................................22
    6.5     Closing Documents..............................................................................22
    6.6     Pre-Closing Bank Confirmation..................................................................23
    6.7     No Multiple Materiality Qualifiers.............................................................23

ARTICLE VII TERMINATION AND INDEMNITY......................................................................23

    7.1     Termination....................................................................................23
    7.2     Effect of Termination..........................................................................24
    7.3     Indemnity......................................................................................24
    7.4     Limitations on Indemnification. ...............................................................26
    7.5     Exclusive Remedies.............................................................................26

ARTICLE VIII DEFINITIONS...................................................................................27


ARTICLE IX MISCELLANEOUS...................................................................................32

    9.1     Expenses.......................................................................................32
    9.2     Notices........................................................................................32
    9.3     Governing Law and Arbitration..................................................................33
    9.4     Binding Effect.................................................................................34
    9.5     Assignment.....................................................................................34
    9.6     No Third Party Beneficiaries...................................................................34
    9.7     Amendment, Waivers.............................................................................34
    9.8     Entire Agreement...............................................................................34
    9.9     Severability...................................................................................34
    9.10    Headings.......................................................................................35
    9.11    Counterparts...................................................................................34
    9.12    Language.......................................................................................35
    9.13    Publicity......................................................................................35

SCHEDULES:

1.1         CHARACTERISTICS OF CONVERTIBLE BONDS
2.2(B)      CONVERTIBLE BONDS AND BONDS WITH WARRANTS OF ISSUER
2.5(A)      SUBSIDIARIES
2.5(B)      OTHER EQUITY INTERESTS
2.7         UNDISCLOSED LIABILITIES
2.11(A)     CONTRACTS
2.12(A)     LITIGATION AND THREATENED LITIGATION WHICH COULD HAVE
            OR RESULT IN A MATERIAL ADVERSE EFFECT

                                              SECURITIES SUBSCRIPTION AGREEMENT

2.12(B)     MATERIAL LITIGATION
2.12(C)     ORDERS
2.17        MINUTES
2.22        BOARD OF DIRECTORS

EXHIBITS:

A        FORM OF ISSUER OFFICER CERTIFICATE
B-1      FORM OF MORI SOGO LEGAL OPINION
B-2      FORM OF LEGAL OPINION OF DUTCH COUNSEL TO ISSUER
C        FORM OF SUBSCRIBER OFFICER CERTIFICATE
D        FORM OF SUBSCRIBER LEGAL OPINION
E        FORM OF NISHIMURA & PARTNERS LEGAL OPINION
F        FINANCIAL STATEMENTS
G        TSE SHARE UNDERTAKING

ATTACHMENTS:

A           ALLIANCE AGREEMENT
B           STANDSTILL AGREEMENT
C           VOLVO STOCKHOLDERS' AGREEMENT

                                              SECURITIES SUBSCRIPTION AGREEMENT



                        SECURITIES SUBSCRIPTION AGREEMENT


         THIS SECURITIES SUBSCRIPTION AGREEMENT, made and entered into as of the twenty-eighth (28th) day of July, 2000, by and among Mitsubishi Motors Corporation, a Japanese corporation ("ISSUER"), DaimlerChrysler
Aktiengesellschaft, a German corporation ("SUBSCRIBER"), and DaimlerChrysler Japan Holding, Ltd., a Japanese Corporation ("DCJH"),


                            W I T N E S S E T H :

         WHEREAS, Issuer is engaged in the manufacture and sale of various motor vehicles and other automotive products on a worldwide basis;

         WHEREAS, Subscriber is engaged in the manufacture and sale of various motor vehicles and other automotive products on a worldwide basis;

         WHEREAS, DCJH is a wholly-owned subsidiary of Subscriber;

         WHEREAS, Issuer desires to issue new shares of common stock of Issuer in registered form to Subscriber and new convertible bonds of Issuer to DCJH; and

         WHEREAS, concurrently with the execution and delivery hereof, Subscriber and Issuer are entering into the Master Alliance Agreement and the Standstill Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows.


                                    ARTICLE I
        SUBSCRIPTION OF SHARES AND CONVERTIBLE BONDS; CLOSING; ISSUANCE

1.1      SUBSCRIPTION.

         a.       SUBSCRIPTION OF SHARES.

         Subject to the terms and conditions set forth in this Agreement, Issuer shall issue to Subscriber, and Subscriber shall subscribe for, four hundred ninety-nine million eight hundred fifty-six thousand (499,856,000) new shares (the "NEW SHARES"), which number of New Shares is equivalent to thirty-four percent (34%) of the sum of the total issued and outstanding Shares as of the date hereof plus the number of the New Shares, at a per share subscription price of four hundred fifty Yen (Y450) (the "SHARE PRICE") and an aggregate subscription price of two hundred twenty-four billion nine hundred thirty-five million two hundred thousand Yen (Y224,935,200,000) (the "SHARE SUBSCRIPTION PRICE").

                                              SECURITIES SUBSCRIPTION AGREEMENT

         b.       SUBSCRIPTION OF CONVERTIBLE BONDS.

         Subject to the terms and conditions set forth in this Agreement, Issuer shall issue to DCJH, and DCJH shall subscribe for, unsecured convertible bonds having the aggregate face value of twenty-one billion three hundred million Yen (Y21,300,000,000) (the "CONVERTIBLE BONDS"), providing DCJH the right to acquire upon conversion thereof between forty-seven million three hundred thirty-three thousand two hundred eighty-six (47,333,286) and forty-seven million three hundred thirty-three thousand three hundred thirty-three (47,333,333) newly issued Shares and having the characteristics set forth in
Schedule 1.1. Although the terms of the Convertible Bonds provide for the conversion into such amount of newly issued Shares, DCJH shall be entitled to convert the Convertible Bonds only up to the amount necessary, together with any Convertible Bonds converted by Subscriber or any other Affiliate of Subscriber, to allow Subscriber, subject to the immediately following sentence, to prevent dilution of the equity interest of Subscriber and its Affiliates in Issuer to below thirty-four percent (34%) (or such greater amount corresponding to any larger percentage of outstanding Shares which is then owned by Subscriber and its Affiliates, provided such higher percentage is permissible under the terms of the Standstill Agreement) upon conversion of any Outstanding Bonds. In the event that Subscriber, DCJH and Subscriber's other Affiliates receive new Shares in excess of such percentage as a result of conversion of integral denominations of the Convertible Bonds, Subscriber and DCJH shall promptly divest such excess. DCJH shall subscribe for the Convertible Bonds at an aggregate subscription price equal to the principal amount thereof (the "CONVERTIBLE BOND SUBSCRIPTION PRICE").

1.2      RESTRICTIONS ON CONVERSION AND TRANSFER OF CONVERTIBLE BONDS.

         (a) The Convertible Bonds shall not be convertible unless and until any holders of the Outstanding Bonds shall convert their Outstanding Bonds into Shares. At any time following any such conversion by a holder of the Outstanding Bonds, DCJH shall then be entitled to convert a principal amount of the Convertible Bonds, together with any Convertible Bonds converted by Subscriber or any other Affiliate of Subscriber, sufficient to receive a number of Shares (the "ADDITIONAL SHARES") which will not exceed 34% (or such larger percentage of outstanding Shares which is then owned by Subscriber and its Affiliates, provided that such higher percentage is permissible under the terms of the Standstill Agreement) of the sum of the Additional Shares and the number of Shares issued on conversion of such Outstanding Bonds. To the extent not so converted prior to April 28, 2003, the Convertible Bonds shall be due and payable on April 30, 2003.

         (b) Notwithstanding the conditions of the Convertible Bonds set forth in Schedule 1.1, the Convertible Bonds shall not be redeemable by Issuer unless Issuer shall have redeemed or shall have repurchased and cancelled any of the Outstanding Bonds prior to the stated redemption date therefor, and in such case only to the extent provided in this subsection 1.2(b). Following any such redemption or any such repurchase and cancellation of Outstanding Bonds (including any Outstanding Bonds redeemed or repurchased and cancelled after the date hereof but prior to the Closing), Issuer and DCJH hereby agree that Issuer may redeem a principal amount of the Convertible Bonds equal to the principal amount which would result in DCJH, Subscriber and Subscriber's other Affiliates continuing to hold after such redemption such amount of Convertible Bonds which, upon conversion thereof, would entitle DCJH, Subscriber and such other Affiliates to receive a number of Shares equal to 34% (or such larger percentage of

                                              SECURITIES SUBSCRIPTION AGREEMENT

outstanding Shares which is then owned by Subscriber and its Affiliates, provided that such higher percentage is permissible under the terms of the Standstill Agreement) of the sum of the Additional Shares and the number of Shares issuable upon the conversion of the Outstanding Bonds that have not been so redeemed or repurchased.

         (c) DCJH agrees not to Transfer Beneficial Ownership of any Convertible Bonds at any time without the prior written approval of Issuer, provided that DCJH may Transfer Beneficial Ownership at any time to Subscriber or any other Affiliate of Subscriber without the approval of Issuer. In the event that Issuer agrees to any such Transfer, or DCJH proposes any such Transfer to Subscriber or any other Affiliate of Subscriber that does not require approval of Issuer, the transferee shall enter into an agreement with Issuer containing restrictions on Transfer and conversion identical to those in this Section 1.1 and 1.2 of this Agreement and Article VII of the Alliance Agreement.

1.3      CLOSING DATE.

         Subject to the satisfaction or waiver of the conditions precedent to the respective obligations of Subscriber, DCJH and Issuer, the Closing shall take place at the office of Nishimura & Partners, ARK Mori Building, 29th Floor 12-32, Akasaka 1-chome, Minato-ku, Tokyo Japan at 10 a.m. on such date as the parties may mutually agree, which date shall be on or before February 28, 2001.

1.4      CLOSING ACTIVITIES.

         At the Closing:

         a. Subscriber shall execute and deliver to Issuer the Application for New Shares and DCJH shall execute and deliver to Issuer the Application for Convertible Bonds;

         b. Issuer shall endorse and return to Subscriber a copy of the Application for New Shares executed by Subscriber and shall endorse and return to DCJH the Application for Convertible Bonds executed by DCJH; and

         c. Subscriber shall pay the Share Subscription Price and DCJH shall pay the Convertible Bond Subscription Price, in immediately available funds, to the special accounts (BETSUDAN YOKIN) to be opened with a bank designated by the Issuer.

1.5      ISSUANCE OF CERTIFICATES FOR NEW SHARES AND REGISTRATION OF
         CONVERTIBLE BONDS.

         At the Closing, Issuer shall deliver to Subscriber and DCJH a certificate, dated the Closing Date, signed by the President of Issuer, to the effect that (i) the New Shares will be unconditionally issued in the name of Subscriber as of the day immediately following the Closing Date and (ii) the Convertible Bonds will be unconditionally issued in the name of DCJH as of the Closing Date. Within three (3) Business Days from the Closing Date, Issuer shall issue and deliver to Subscriber stock certificates representing the New Shares in the Subscriber's name and in the following number and denominations:

                                              SECURITIES SUBSCRIPTION AGREEMENT

        499 share certificates each representing 1,000,000 shares

          8 share certificates each representing 100,000 shares

          5 share certificates each representing 10,000 shares

          6 share certificates each representing 1,000 shares
      ----------------------------------------------------------------
Total = 518 share certificates representing in total 499,856,000 shares

DCJH has proposed to Issuer that, pursuant to Article 4 of the Law on Recording Bonds of Japan, it does not desire to possess in its custody physical certificates representing the Convertible Bonds and shall deliver to Issuer an application for record in the form used by The Bank of Tokyo-Mitsubishi Ltd. as recording agency with respect to the Convertible Bonds on or before the Closing Date. Within three (3) Business Days of the Closing Date, Issuer shall deliver to DCJH a certificate issued by The Bank of Tokyo-Mitsubishi Ltd. (as recording agency with respect to the Convertible Bonds) representing that proper notation was made in the record book maintained by The Bank of Tokyo-Mitsubishi Ltd. to reflect the issuance of the Convertible Bonds to DCJH.

1.6      REGISTRATION STATEMENT AND EFFECTIVENESS OF ISSUANCE OBLIGATIONS.

         Issuer shall file one or more securities registration statements pursuant to the SEA with respect to the Securities no later than the Business Day immediately following the date hereof. The obligations with regard to the issuance of the Securities set forth in this Article I shall become effective upon the effectiveness of such securities registration statements but in any event no later than the eleventh day following the date hereof.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF ISSUER

         Issuer represents and warrants to Subscriber and DCJH as set forth in this Article II.

2.1      AUTHORIZATION.

         Issuer is a corporation duly organized and validly existing under the Laws of Japan and has full corporate power and authority under all of its applicable Organizational Documents and applicable Law to execute and deliver this Agreement and each of the other Constituent Agreements to which Issuer is or is to become a party, to issue the New Shares and the Convertible Bonds and to perform its other obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Constituent Agreements to which Issuer is a party, the performance of Issuer's obligations hereunder and thereunder, and the consummation by Issuer of the transactions contemplated hereby and thereby, has been duly authorized by all requisite corporate action of Issuer, subject only to approval at the Shareholders Meeting with respect to the issuance of the Securities if necessary under applicable Law. Issuer has duly executed and delivered this Agreement and each of the Other Constituent Agreements to which Issuer is a party. Each of this Agreement and the other Constituent Agreements to which

                                              SECURITIES SUBSCRIPTION AGREEMENT

Issuer is a party constitutes the legal, valid and binding obligations of Issuer, enforceable against Issuer in accordance with their respective terms subject only to any additional approval by Issuer's Board of Directors with respect to issuance of the Securities which may be necessary and which, if necessary, will be obtained prior to the Closing.

2.2      CAPITALIZATION; LISTING; NO COMMITMENTS.

         a.       AUTHORIZED CAPITAL STOCK OF ISSUER.

                  The authorized capital stock of Issuer consists of three billion two hundred twenty million (3,220,000,000) Shares, par value Y50 per Share. As of the date hereof and as of immediately prior to the issuance of the New Shares pursuant hereto, 970,307,624 Shares are (and at such time will be) issued and outstanding, subject only to the issuance of any additional Shares by reason of conversion of any of the Outstanding Bonds prior to the Closing. When issued pursuant to this Agreement, the New Shares will constitute validly issued, fully paid, non-assessable Shares free from any Lien, ranking PARI PASSU with respect to dividends, voting rights and in all other respects with all other Shares that will be issued and outstanding on the date immediately following the Closing Date.

         b.       OUTSTANDING CONVERTIBLE BONDS, ETC. OF ISSUER.

                  Schedule 2.2(B) contains a complete and correct description of the convertible bonds, bonds with warrants or other interests similar thereto that are authorized, or issued and outstanding by Issuer. Except as set forth on Schedule 2.2(B), Issuer has not issued or otherwise provided any outstanding options or rights to any Person to acquire any Shares or other equity interests in or voting rights with respect to Issuer.

         c.       LISTING.

                  All the issued and outstanding Shares have been duly listed on the First Section (SHIJO DAI-ICHIBU) of the Tokyo Stock Exchange and to the best of Issuer's knowledge no fact or condition exists or is threatened to exist which will result (or with notice or lapse of time or both, would result) necessarily or upon the decision of the relevant governmental authority or the Tokyo Stock Exchange, in the delisting of the Shares from the Tokyo Stock Exchange or the transfer of the Shares to the Second Section (SHIJO DAI-NIBU) of the Tokyo Stock Exchange.

         d.       CONVERTIBLE BONDS.

                  When issued pursuant to this Agreement, (a) the Convertible Bonds will have been duly and validly authorized and will constitute validly issued bonds of Issuer; (b) when notice of conversion is duly delivered to Issuer pursuant to the terms of the Convertible Bonds and this Agreement, the holder thereof will be entitled to acquire fully paid, non-assessable Shares free of any Lien, ranking PARI PASSU with respect to dividends, voting rights and in all other respects with the Shares that are issued and outstanding at the date hereof and the

                                              SECURITIES SUBSCRIPTION AGREEMENT

                  New Shares; and (c) the Convertible Bonds will constitute the legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with their terms.

2.3      CORPORATE STATUS OF ISSUER GROUP.

         Each member of the Issuer Group other than the Issuer is a corporation duly organized and validly existing under the Laws of its respective state or country of incorporation, and has full corporate power and authority to conduct its business and to own or lease and to operate its properties in any material respect as and in the places where such business is conducted and such properties are owned, leased or operated. No member of the Issuer Group acts or carries on business in partnership with any other Person nor is it a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association except to the extent that such activity or membership does not have a Material Adverse Effect.

2.4      NO CONFLICTS.

         The execution and delivery of each Constituent Agreement to which Issuer is or is to become a party by Issuer or the consummation of the transactions contemplated herein or therein will not, or with or without notice or lapse of time would not:

         a. contravene, conflict with or result in a violation of any provision of any applicable Organizational Documents of any member of the Issuer Group, or violate any material provision of Law or any material order of any court or other Governmental Authority;

         b. cause to arise or be enforceable any material obligation of any member of the Issuer Group to make any payment, or perform any obligation, to any third party (including without limitation any director, Officer or Employee of any member of the Issuer Group); or

         c. contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any terms or conditions of any material Contract.

2.5      INVESTMENTS AND NEDCAR.

         a. Schedule 2.5(A) lists all shares of capital stock or other equity or voting securities of, or interest in, Issuer's Subsidiaries as of March 31, 2000, and Schedule 2.5(B) lists all such shares or other such securities of publicly traded companies held by the members of the Issuer Group that on a consolidated basis as of March 31, 2000 exceed one percent (1%) of the total number of the issued and outstanding shares or such other securities, as the case may be, of any such company. Each such schedule sets forth the name of the relevant company the types of securities or interests held, the members of the Issuer Group who hold the securities or interests and the percentage interest held by the relevant members of the Issuer Group as at March 31, 2000.

                                               SECURITIES SUBSCRIPTION AGREEMENT

         b. The authorized capital stock of NedCar consists of 500,000 class A shares, par value 1,000 Netherlands guilders per share and 250,000 class B shares, par value 1,000 Netherlands guilders per share. 367,302 class A shares are issued ("NEDCAR CLASS A SHARES") and 183,653 class B shares are issued and outstanding ("NEDCAR CLASS B SHARES", hereinafter, NedCar Class A Shares and NedCar Class B Shares are collectively referred to as "NEDCAR SHARES"). NedCar holds 2 NedCar Class A Shares and 3 NedCar Class B Shares. Issuer owns 100,998 NedCar Class A Shares and 91,825 NedCar Class B Shares which, together with 82,642 NedCar Class A Shares which are owned by MMC Investment Europe B.V. and the 10 MMC Escrow Shares (as defined below), constitute 50% of the issued NedCar Shares (not including the NedCar Shares owned by NedCar). All of the NedCar Shares owned by Issuer and MMC Investment Europe B.V. are validly issued, fully paid and non-assessable, and rank pari passu with respect to dividends, voting rights and in all other respects with all other NedCar Class A Shares and NedCar Class B Shares respectively. All of the NedCar Shares owned by Issuer and MMC Investment Europe B.V. are free from any Liens. On November 29, 1991, Issuer transferred 10 NedCar Class A Shares (the "MMC ESCROW SHARES") to the Stichting Escrow Foundation NedCar (the "ESCROW FOUNDATION") in accordance with the Escrow Agreement, dated November 29, 1991, among Issuer, Volvo Car Corporation ("VCC"), the State of The Netherlands, and the Escrow Foundation. The Escrow Foundation has granted a power of attorney to Issuer to vote these 10 shares. Issuer has duly and validly exercised its rights to purchase the issued NedCar Shares currently held by Snede Holding B.V. (an affiliate of VCC), which, together with 10 NedCar Class A Shares transferred to the Escrow Foundation in respect of which VCC has been granted a power of attorney, constitute the remaining 50% of the issued NedCar Shares (not including the NedCar Shares owned by NedCar). Upon payment of the purchase price for the NedCar Shares held by Snede Holding B.V., transfer by Snede Holding B.V. to Issuer of the NedCar Shares held by Snede Holding B.V. and retransfer of the 20 NedCar Class A Shares held by the Escrow Foundation, Issuer and MMC Investment Europe B.V. will be the sole owners of all issued NedCar Shares (not including the NedCar Shares owned by NedCar), free from any Liens.

2.6      FINANCIAL STATEMENTS.

         a. Issuer has delivered to Subscriber true and correct copies of the Financial Statements.

         b. The balance sheets included in the Financial Statements present fairly and accurately the financial position of Issuer (on an unconsolidated basis) or Issuer Group (on a consolidated basis), as the case may be, as of the respective dates thereof in the manner required by GAAP, and the statements of income included in the Financial Statements present fairly and accurately the results of operations of Issuer (on an unconsolidated basis) or Issuer Group (on a consolidated basis), as the case may be, for the respective periods indicated therein in the manner required by GAAP.

                                               SECURITIES SUBSCRIPTION AGREEMENT

2.7      ABSENCE OF UNDISCLOSED LIABILITIES.

         Except as set forth on Schedule 2.7 or to the extent otherwise permitted under Section 2.8, there are no liabilities of Issuer or any of its Subsidiaries of any kind whatsoever, whether contingent or otherwise, that are material to Issuer and its Subsidiaries taken as a whole, other than (a) liabilities disclosed or provided for in the Financial Statements (including any related schedules and/or notes), (b) liabilities disclosed in the Securities Reports of Issuer, (c) liabilities incurred on behalf of Issuer in connection with this Agreement and the transactions contemplated hereby, (d) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements which, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and (e) any liability that (i) is not required to be disclosed under GAAP AND (ii) either (A) MMC is not aware of or, upon reasonable investigation could not have been aware of or (B) has arisen in the ordinary course of business.

2.8      ABSENCE OF CHANGES.

         a. Except as expressly contemplated or permitted in Section 4.1 or as otherwise permitted by the terms of this Agreement or the Volvo Stockholders' Agreement or has been fully disclosed to Subscriber in writing, since March 31, 2000 (a) each member of the Issuer Group has conducted its business in the ordinary course and (b) no member of the Issuer Group has disposed, or agreed to dispose, of any of its material assets, other than the disposition of its inventory of raw materials, components or finished products in the ordinary course of business.

         b. Except as has been fully disclosed to Subscriber in writing, since March 31, 2000, there has not been any damage, destruction or other loss with respect to any material asset or property owned, leased or otherwise used by any member of the Issuer Group that is not covered by insurance, except for damage, destruction or loss that, either individually or in the aggregate does not have a Material Adverse Effect.

         c. Except and to the extent projected in Issuer's press release dated May 25, 2000, a copy of which has been provided to Subscriber, or as has been fully disclosed to Subscriber in writing, since March 31, 2000, there has been no other material change in the assets, liabilities (whether actual, accrued, contingent or otherwise), properties, operations, condition (financial or otherwise) or business (including, without limitation, the loss of a significant customer, distributor or supplier) of any member of the Issuer Group, except for any such change that, either individually or in the aggregate, does not have a Material Adverse Effect, and Issuer is not aware of any fact or circumstance which would be likely to give rise to any such change having such a Material Adverse Effect.

2.9      TAX MATTERS.

         In each case, with such exceptions as would not individually or in the aggregate have a Material Adverse Effect:

                                               SECURITIES SUBSCRIPTION AGREEMENT

         a. All Tax Returns required to be filed by each member of the Issuer Group with Tax authorities of all relevant jurisdictions to which such member is subject to taxation, have been filed and, no Tax Return is disputed in any material respect by any Tax authority.

         b. Each member of the Issuer Group has paid in full all Taxes which it has become liable to pay.

         c. There is no outstanding proceeding, audit, investigation or dispute which relates to the Taxes of any member of the Issuer Group.

2.10     LAND, BUILDINGS, FIXED ASSETS AND INTELLECTUAL PROPERTY.

         In each case, with such exceptions as would not individually or in the aggregate have a Material Adverse Effect:

         a. The relevant member of the Issuer Group owns and has valid title to all of the land, buildings (or space therein) and fixed assets of such member that are reflected as assets on the consolidated balance sheets included in Financial Statements, free and clear of any Liens other than Liens to secure borrowings that are reflected on such balance sheets, except to the extent any such property may have been transferred for value or otherwise disposed of in the ordinary course of business. So long as the relevant member of the Issuer Group complies with its contractual obligations with respect to such borrowings, no Person is entitled to enforce such Lien or take possession of any such property. Each such parcel of land and each such building is duly registered in the name of the relevant member of the Issuer Group in the appropriate registration office of the competent Governmental Authority.

         b. All land, buildings (or space therein) and fixed assets other than those referred to in subsection a. of this Section 2.10 which are currently used by the relevant member of the Issuer Group are leased pursuant to a valid lease. All of such leases are in full force and effect. The relevant member of the Issuer Group is not in breach of, or default under, any of such leases. So long as the relevant member of the Issuer Group complies with its contractual obligations under such leases, no Person is entitled to take possession of such property.

         c. No member of the Issuer Group is in breach of any license in respect of any Intellectual Property Rights granted to it by a third party, and, to the best knowledge of Issuer, no third party is in breach of any license granted to it by any member of the Issuer Group.

         d. To the Issuer's best knowledge, the processes and methods employed, the services provided, the business conducted and the products manufactured, used or dealt in the Business do not infringe the rights of any other person in any Intellectual Property Rights.

         e. Issuer or other members of the Issuer Group has or have the right to use all Intellectual Property Rights necessary to conduct the Business throughout the world in all material respects, and will continue to

                                               SECURITIES SUBSCRIPTION AGREEMENT

                  have such rights immediately after giving effect to the transactions contemplated to occur at Closing.

2.11     CONTRACTS.

         Schedule 2.11(A) contains a true and accurate list as of March 31, 2000 (or such later date specified therein) of (i) the outstanding Contracts under which Issuer is subject to any material restriction on Issuer's ability to develop, manufacture, market, sell or otherwise distribute its products including all components therefor and (ii) each outstanding Contract which Issuer has entered into with any of its competitors other than (a) Contracts entered into in the ordinary course of business, or (b) Contracts with Subscriber and any of its consolidated subsidiaries. To Issuer's knowledge, between March 31, 2000 and the date of this Agreement, Issuer has not entered into or otherwise become a party to any material Contracts which would be listed on Schedule 2.11(A) had Issuer been a party thereto on March 31, 2000 other than those listed on Schedule 2.11(A). Copies of all of the Contracts listed on
Schedule 2.11(A) have been made available to Subscriber.

2.12     LITIGATION AND ORDERS.

         a. Except as set forth on Schedules 2.12(A), there is no Litigation instituted by or pending or, to the best of Issuer's knowledge, threatened against any member of the Issuer Group or any of its properties or assets, that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect.

         b. Without prejudice to the foregoing, Schedule 2.12(B) lists all of the material Litigation pending or threatened as of March 31, 2000 (or as of April 14, 2000, with respect to U.S. product liability Litigation), against any member of the Issuer Group.

         c. Except as set forth in Schedule 2.12(C), as of March 31, 2000, no member of the Issuer Group is subject to any injunctive order, judgment or decree, any material cease and desist order, any material consent order, judgment or decree or any similar material requirement or undertaking of or entered by or in any court of competent jurisdiction or other Governmental Authority arising out of or related to any Litigation.

2.13     LABOR MATTERS.

         a. Since January 1, 1997, neither the Issuer nor any Subsidiary has experienced any strike, sabotage, work stoppage or other labor dispute material to the Issuer Group.

         b. All social security charges required to be withheld in respect of compensation paid to the employees of any member of the Issuer Group (collectively, the "EMPLOYEES") have been withheld and paid to the relevant authority or social security institution, except for compensation, withholdings or payments which, if not made, would not have a Material Adverse Effect.

                                               SECURITIES SUBSCRIPTION AGREEMENT

         c. Each pension, deferred compensation and retirement allowance of each member of the Issuer Group to Employees has been administered in compliance with the applicable rules of employment and the Law, and the amounts payable in connection therewith are adequately reflected on the Financial Statements in accordance with GAAP applied on a consistent basis except to the extent failures to so administer or so reflect do not have a Material Adverse Effect.

         d. There is no dispute relating to Employees between the Issuer or any Subsidiary and any labor union material to the Issuer Group.

2.14     BROKERS, FINDERS.

         The transactions contemplated hereby will not give rise to any valid claim against Subscriber, DCJH, any of Subscriber's other Affiliates or any member of the Issuer Group for any brokerage or finder's commission, fee or similar compensation arising from any commitment made by Issuer, any member of the Issuer Group or any of their respective Representatives except for the fees to be paid by Issuer to Morgan Stanley Dean Witter Japan Limited, the Bank of Tokyo-Mitsubishi, Ltd., and Tokyo-Mitsubishi Securities Co., Ltd. in connection with the transaction contemplated herein.

2.15     COMPLIANCE WITH LAWS.

         Each member of the Issuer Group has complied with all legal requirements applicable to the Business, with respect to which the failure to comply would have a Material Adverse Effect.

2.16     ENVIRONMENTAL MATTERS.

         Each member of the Issuer Group has obtained all Governmental Approvals which are necessary under any Law relating to the environment for the purposes of carrying on the Business immediately after the Closing in the same manner, and to the same extent, and using the same substances as used in the Business at any time during the twelve (12) months ending on the Closing Date except to the extent as would not have a Material Adverse Effect. Each member of the Issuer Group is in compliance in all material respects with all terms and conditions on which any such Governmental Approvals have been given to it. To Issuer's best knowledge, there are not above, on, in or under any of the land or buildings used in the Business any pollutants, contaminants or hazardous or radioactive substances which would cause such property to be designated as contaminated land or receive any similar designation under any applicable Law or which would give rise to any duty to require remediation of such property, except as would not individually or in the aggregate have a Material Adverse Effect.

2.17     ORGANIZATIONAL DOCUMENTS.

         Issuer has made available to Subscriber copies of its Articles of Incorporation, Regulations of Board of Directors and all the minutes of each of its shareholders' meetings and meetings of its Board of Directors which have been held on or after April 1, 1998 and the dates of all such meetings are listed in Schedule 2.17.

2.18     SECURITIES REPORTS.

                                               SECURITIES SUBSCRIPTION AGREEMENT

         The Securities Reports of Issuer for each of the Fiscal Years ended March 31, 1999 and March 31, 2000 filed with the Minister of Finance of Japan comply in all material respects with the requirements of the SEA and regulations thereunder and do not contain any untrue statement of a material fact or omit to state therein a material fact required by the SEA and regulations thereunder to be stated therein or necessary to make the statements therein not misleading in the circumstances in which they were made.

2.19     CONSENTS AND APPROVAL.

         Except where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority would not prevent or materially delay the consummation of the transactions contemplated hereby or otherwise prevent Issuer from performing in all material respects its obligations under this Agreement, or would not individually or in the aggregate have a Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution, delivery and performance of this Agreement by Issuer and the consummation by Issuer of the transactions contemplated hereby, other than filings with the applicable German and/or European Union Governmental Authorities with responsibility over competition-Law matters.

2.20     FULL DISCLOSURE.

         All documents and other papers delivered or made available by any member of Issuer Group or any of its Representatives to Subscriber or any of its Representatives in connection with this Agreement or any transactions contemplated hereby are accurate and complete copies thereof unless otherwise disclosed at the time such documents or other papers were provided to Subscriber or its Representatives. No such document or other paper (i) contains an untrue statement of a material fact as of the date when made or (ii) to the extent it is a complete and self-contained treatment of a particular subject, omits to state a material fact required to be stated therein to make the statements made when viewed together with all other such material provided to Subscriber and its Representatives, in the context in which made, not false or misleading. There is no fact known to Issuer that Issuer has not disclosed to Subscriber that has had or is likely to have a Material Adverse Effect.

2.21     FOREIGN EXCHANGE LAW.

         Issuer is not engaged in any business which is subject to the restrictions set forth in Article 27 of the Foreign Exchange Law.

2.22     ANNUAL GENERAL SHAREHOLDERS' MEETING.

         At the annual general meeting of shareholders of Issuer held on June 27, 2000 ("ANNUAL MEETING"), the shareholders of Issuer elected three (3) individuals designated by Subscriber to the Board of Directors of Issuer, in accordance with the terms of the Alliance Agreement. As a result of such election and the resignation of twenty-eight (28) directors effective as of the date of such meeting, and the election at such meeting of two (2) additional directors nominated by management of Issuer, there are currently a total of ten
(10) persons who have

                                               SECURITIES SUBSCRIPTION AGREEMENT

been elected as directors of Issuer, three (3) of whom are Subscriber's designees, and the constitution of the Board is as set forth on Schedule 2.22.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER AND DCJH

3.1      REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

         Subscriber represents and warrants to Issuer as follows, as of the date hereof and as of the Closing Date:

         a.  CORPORATE STATUS, AUTHORIZATION.

         Subscriber is a corporation duly organized and validly existing under the Laws of the Federal Republic of Germany and has full corporate power and authority under all of its applicable Organizational Documents and applicable Law to execute and deliver this Agreement and each of the other Constituent Agreements to which Subscriber is or is to become a party, to purchase the New Shares and, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Constituent Agreements to which Subscriber is expressed to be a party, the performance of Subscriber's obligations hereunder and thereunder, and the consummation by Subscriber of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Subscriber. Subscriber has duly executed and delivered each of the Constituent Agreements to which Subscriber is expressed to be a party. This Agreement, the Standstill Agreement and the Alliance Agreement constitute, and upon execution and delivery of the Volvo Stockholders' Agreement by Volvo the Volvo Stockholders' Agreement will constitute, the legal, valid and binding obligations of Subscriber, enforceable against Subscriber in accordance with their respective terms.

         b.  NO CONFLICTS.

         The execution and delivery of this Agreement or any Constituent Agreement by Subscriber or the consummation of the transactions contemplated herein and therein will not, or with or without notice or lapse of time would not (i) contravene, conflict with or result in a violation of any provision of any applicable Organizational Documents of Subscriber, or (ii) violate any material provision of Law or any order of any material court or other Governmental Authority.

         c.  BROKERS, FINDERS.

         The transactions contemplated hereby will not give rise to any valid claim against any member of the Issuer Group or Issuer's Affiliates for any brokerage or finder's commission, fee or similar compensation arising from any commitment made by Subscriber, DCJH, or any of their respective Representatives.

         d.  CONSENTS AND APPROVALS.

         Except where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority would not prevent or materially delay the consummation of the transactions contemplated hereby or otherwise prevent Subscriber from performing in all material respects its

                                               SECURITIES SUBSCRIPTION AGREEMENT

obligations under this Agreement, or would not individually or in the aggregate have a Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution, delivery and performance of this Agreement by Subscriber and the consummation by Subscriber of the transactions contemplated hereby, other than filings with the applicable German and/or European Union Governmental Authorities with responsibility over competition-Law matters.

         e.  SHARE OWNERSHIP.

         After the acquisition of the Securities, Subscriber and its subsidiaries will Beneficially Own no securities of Issuer other than the New Shares and the Convertible Bonds.

         f.  NO ADDITIONAL REPRESENTATIONS.

         Subscriber acknowledges that no member of the Issuer Group, nor any of its Representatives, has made any representation or warranty, whether express or implied, regarding any matter, other than the representations and warranties set forth in this Agreement, in any other Constituent Agreement or any certificate delivered pursuant hereto or thereto.

3.2      REPRESENTATIONS AND WARRANTIES OF DCJH.

         Subscriber and DCJH jointly and severally represent and warrant to Issuer as follows, as of the date hereof and as of the Closing Date:

         a.  CORPORATE STATUS, AUTHORIZATION.

         DCJH is a corporation duly organized and validly existing under the Laws of Japan and has full corporate power and authority under all of its applicable Organizational Documents and applicable Law to execute and deliver this Agreement, to purchase the Convertible Bonds, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of DCJH's obligations hereunder, and the consummation by DCJH of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of DCJH. DCJH has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligations of DCJH, enforceable against DCJH in accordance with its terms.

         b.  SUBSIDIARY OF SUBSCRIBER.

         All of the issued and outstanding equity of DCJH is Beneficially Owned by Subscriber and DCJH has not issued or otherwise provided for any outstanding options or rights to any Person to acquire any other equity interests in or voting rights with respect to DCJH.

         c.  NO CONFLICTS.

         The execution and delivery of this Agreement by DCJH or the consummation of the transactions contemplated herein will not, or with or without notice or lapse of time would not (i) contravene, conflict with or result in a violation of any provision of any applicable Organizational Documents of DCJH, or (ii) violate any

                                               SECURITIES SUBSCRIPTION AGREEMENT

material provision of Law or any order of any material court or other Governmental Authority.

         d.  CONSENTS AND APPROVALS.

         Except where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority would not prevent or materially delay the consummation of the transactions contemplated hereby or otherwise prevent DCJH from performing in all material respects its obligations under this Agreement, or would not individually or in the aggregate have a Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution, delivery and performance of this Agreement by DCJH and the consummation by DCJH of the transactions contemplated hereby, other than filings with the applicable German and/or European Union Governmental Authorities with responsibility over competition-Law matters.

         e.  NO ADDITIONAL REPRESENTATIONS.

         DCJH acknowledges that no member of the Issuer Group, nor any of its Representatives, has made any representation or warranty, whether express or implied, regarding any matter, other than the representations and warranties set forth in this Agreement, in any other Constituent Agreement or any certificate delivered pursuant hereto or thereto.


                                   ARTICLE IV
                                    COVENANTS

4.1      CONDUCT OF BUSINESS.

         Except (i) as set forth in the Constituent Agreements, (ii) as contemplated in Issuer's "Heartbeat 21" restructuring plan announced in an Issuer press release dated April 26, 2000, a copy of which has been provided to the Subscriber, (iii) for the Spin-Off (as defined in the Alliance Agreement), or (iv) as otherwise agreed between Issuer and Subscriber in writing, during the period from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Issuer will, and will cause each of its Subsidiaries to, (a) use its reasonable commercial efforts consistent with past practice to carry on and preserve in all material respects its Car Business and its relationships with the customers, suppliers and employees of its Car Business, and to maintain all Governmental Approvals necessary to conduct its Car Business and (b) maintain all of the books and records of the Business in accordance with accounting principles generally accepted in its jurisdiction or GAAP and in a manner consistent with past practice, but only to the extent continuation of such business or relationship or books and record keeping is, in Issuer's good-faith judgment, commercially advantageous. Furthermore, during the same period, unless consented to by Subscriber in writing, Issuer shall not and shall cause each of its Subsidiaries (subject, in the case of Subsidiaries, to the exceptions set forth in the first sentence of this Section 4.1 or as set forth in Schedule 2.5(A)) not to (i) amend its Organizational Documents, (ii) merge or consolidate with or into any other Person or (iii) enter into any material equity alliance involving a material equity investment in Issuer or a successor entity to its Car Business (other than such an equity alliance made solely in connection with the Truck and Bus Business) with

                                               SECURITIES SUBSCRIPTION AGREEMENT

any competitor of Subscriber or involving a material equity investment by Issuer in any competitor of Subscriber.

4.2      SHAREHOLDERS MEETING.

         a. CONSENT OF SUBSCRIBER'S DESIGNEES. As soon as permissible under applicable competition Law, Subscriber shall cause each of its three (3) designees elected as directors of Issuer at the Annual Meeting to deliver his or her consent to the assumption of the office of director of Issuer, and Issuer shall cause the election to be duly registered with the appropriate Legal Affairs Bureau.

         b. EXTRAORDINARY MEETING. Prior to the Closing Date, unless the Subscriber and Issuer agree otherwise, Issuer shall take all corporate actions necessary or appropriate to convene and hold an extraordinary meeting of shareholders of Issuer to approve the measures set forth in below (the "SHAREHOLDERS MEETING"). At the Shareholders Meeting, Issuer shall use its best efforts to obtain the approval by the shareholders of Issuer of the following measures:

                  (i) the issuance of the New Shares to Subscriber at the Share Price; and

                  (ii) the issuance of the Convertible Bonds to DCJH under the terms set forth in Section 1.1 and Schedule 1.1 including the conversion price per share being four hundred fifty Yen ((Y)450) per share.

4.3      OTHER ACTIONS TO BE TAKEN PRIOR TO CLOSING.

         Prior to the Closing Date:

         a. Issuer shall take all corporate actions necessary or appropriate to validly issue the New Shares to Subscriber and the Convertible Bonds to DCJH in accordance with the terms of this Agreement, with the Closing Date to be the due date of payment (HARAIKOMIKIJITSU) and otherwise as contemplated in this Agreement.

         b. Each of Issuer, Subscriber and DCJH shall use its best efforts to obtain any and all Governmental Approvals as may be necessary to ensure that the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated herein do not result in violation of any Law or any order of any Governmental Authority applicable to it or, in the case of Issuer, any member of the Issuer Group. Without limiting the generality of the foregoing, Subscriber shall make all necessary filings required pursuant to the Foreign Exchange Law with respect to the consummation of the transactions contemplated hereby, and Issuer shall fully cooperate with Subscriber in connection with such filings.

         c. Issuer shall file with the Tokyo Stock Exchange all the applications and other documents necessary or appropriate to list the New Shares on the First Section of the Tokyo Stock Exchange.

         d. So long as it is required under the Articles of Incorporation of Issuer, Subscriber shall appoint a standing agent in connection with the Shares (including the Shares issued upon conversion of the Convertible Bonds) within Japan (JONIN DAIRININ)

4.4      POST-SIGNING BOARD MEETING.

         As soon as permissible under applicable competition Law, Issuer shall convene a meeting of its Board of Directors to approve the appointment of individuals designated by Subscriber as executive officers of Issuer as provided in the Alliance Agreement.

4.5      COVENANT TO SATISFY CONDITIONS.

         Each party shall use its reasonable efforts to ensure that the conditions set forth in Articles V (in the case of Issuer) or VI (in the case of Subscriber and DCJH) hereof are satisfied at or prior to the date provided for in Section 1.3.

4.6      POST SIGNING DUE DILIGENCE.

         Prior to the Closing, Issuer shall permit Subscriber and any of its Representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all of the properties, books, contracts and written records (including, but not limited to, tax returns) of the Issuer Group or NedCar, and to make reasonably available its and NedCar's officers, employees and advisors to answer questions; provided that such access shall not unreasonably interfere with the normal business operations of the Issuer Group or NedCar. Subscriber agrees that any such investigations shall be related to
(a) confirming or supplementing matters developed during its due diligence prior to signing the Constituent Agreements or disclosed in any Schedule to this Agreement and (b) furthering the goals of the Alliance (as defined in the Alliance Agreement), and further agrees to provide Issuer with reasonable notice prior to visiting any such property for the purpose of any such investigation. Notwithstanding the foregoing, Subscriber agrees that Issuer may deny Subscriber and any of its Representatives access to confidential commercial information, trade secrets and technology relating to the Truck and Bus Business. Any information provided to Subscriber or any of its Representatives shall be held in accordance with, and shall be subject to, the terms of the Confidentiality and Non-Disclosure Agreement, which is hereby incorporated in this Agreement as though fully set forth herein.

4.7      SECURITY FOR CONVERTIBLE BONDS.

         For so long as any of the Convertible Bonds remain outstanding, in the event that Issuer creates any security interest in respect of (i) straight bonds, (ii) bonds with warrants or (iii) convertible bonds other than convertible bonds as to which a security interest may be created pursuant to Paragraph (1) of Condition 16 of the conditions of bonds attached as Schedule
1.1 hereto, Issuer shall, after consultation with DCJH and Subscriber, create pursuant to the Secured Debenture Trust Law of Japan, for the benefit of the bondholders of the Convertible Bonds, security interests in such assets of Issuer as Subscriber deems appropriate. In the case of creation of any security interest pursuant to the foregoing sentence, Issuer shall immediately complete the procedures for registration of such security interest or other necessary procedures, if any, and give public notice of the completion of such procedures in a manner analogous to that set forth in Article 77 of the Secured Debenture Trust Law of Japan. If
Issuer fails to comply with any of its obligations pursuant to this Section 4.7, Issuer agrees that Subscriber, DCJH and any of either their Affiliates to which Convertible Bonds may have been transferred in compliance with the terms of this Agreement and the Standstill Agreement may require that Issuer redeem the Convertible Bonds then held by it as stipulated pursuant to Paragraph (3) of Condition 17 of the conditions set forth in Schedule 1.1 hereof (without prejudice to any other rights or remedies that Subscriber or DCJH may have pursuant to this agreement or applicable Law).

                                    ARTICLE V
               CONDITIONS PRECEDENT TO OBLIGATIONS OF SUBSCRIBER
                                    AND DCJH

         The respective obligations of Subscriber and DCJH under this Agreement to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any one or more of which may be waived by Subscriber in whole or in part):

5.1      ACCURACY OF REPRESENTATIONS AND NO SUBSTANTIAL FINANCIAL DETERIORATION.

         a. There shall have been no material inaccuracies in any of Issuer's representations or warranties set forth in Section 2.1, 2.2, 2.3, 2.4, 2.11, 2.12.c, 2.19, 2.20, 2.21 or 2.22 as
                  of the date of this Agreement or as of the Closing Date.

         b. The aggregate value of all the assets of Issuer, on a consolidated basis, minus the sum of the aggregate value of all the liabilities (including the fair value of contingent liabilities) of Issuer and the minority shareholders' interests on a consolidated basis as of the Closing Date shall not be lower than the amount of the net assets appearing on the consolidated balance sheet of Issuer as of March 31, 2000, included in its 1999 annual public announcement dated May 25, 2000, by more than four hundred thirty-two billion three hundred twenty-five million Yen ((Y)432,325,000,000). The calculation of such value shall be made taking into account appropriate adjustments including without limitation (a) an appropriate deduction on account of unfunded pension obligations, (b) an appropriate adjustment to reflect the fair value of other contingent liabilities and (c) a revaluation of real property, securities and other assets and liabilities to their current fair market value.

5.2      PERFORMANCE OF COVENANTS.

         All of the covenants and obligations that Issuer is required to perform or comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of such covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

5.3      BOARD APPROVAL AND SHAREHOLDERS MEETING.

         The Board of Directors of Issuer shall have duly approved the issuance of the New Shares to Subscriber and the Convertible Bonds to DCJH pursuant hereto. If required pursuant to Section 4.2.b, the Shareholders Meeting shall have occurred, and all the shareholders' approval required pursuant to Section 4.2.b shall have been obtained.

5.4      NO PROCEEDINGS.

         Since the date of this Agreement, there shall not have been commenced or threatened against Subscriber, DCJH or Issuer, or against any Affiliate of Subscriber, DCJH or Issuer, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with any transaction contemplated herein or in any other Constituent Agreement that would be reasonably likely to have a Material Adverse Effect or (b) that would be reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering in any material respect with any transaction contemplated herein or therein, including, without limitation, any injunction or other court order that prohibits the issuance of or subscription for any of the Securities pursuant hereto or the implementation of any of the arrangements or activities contemplated in the Alliance Agreement or any bankruptcy, reorganization or similar proceedings.

5.5      GOVERNMENTAL APPROVALS.

         All Governmental Approvals shall have been issued as may be necessary under applicable Law to permit the acquisition by Subscriber of the New Shares and the acquisition by DCJH of the Convertible Bonds as contemplated in this Agreement, and all waiting periods required under any applicable Law to have expired prior to such acquisition shall have expired.

5.6      LISTING.

         Issuer shall have duly completed all of the procedures necessary to be completed prior to the Closing for the listing of the New Shares on the First Section of the Tokyo Stock Exchange.

5.7      CLOSING DOCUMENTS.

         Subscriber shall have received the following documents:

         a. A certificate, dated the Closing Date, signed by the President of Issuer, on behalf of Issuer, to the effect as and in the form attached hereto as Exhibit A;

         b. A written opinion of Mori Sogo Law Offices, counsel to Issuer, dated the Closing Date, substantially in the form attached hereto as Exhibit B-1;

         c. A written opinion of Nauta Dutilh, Dutch counsel to Issuer, dated the Closing Date, with respect to the representations set forth in Section 2.5.b, substantiality in the form attached hereto as Exhibit B-2;

         d. A certified copy of the resolutions and minutes of the Board of Directors of Issuer authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and including without limitation the approval of the issuance of the Securities as contemplated in this Agreement;

         e. The Alliance Agreement and the Standstill Agreement, duly executed on behalf of Issuer;

         f. The Volvo Stockholders' Agreement, duly executed on behalf of Volvo; and

         g. Such other documents and evidence as Subscriber or its Representatives may reasonably request on or prior to the Closing Date in order to ascertain the fulfillment of the conditions set forth in this Article V.

5.8      MITSUBISHI VEHICLE MARKS.

         a. Issuer shall have entered into an agreement with each owner (each a "TRADEMARK OWNER") of any trademarks, service marks, trade dress and design marks in Japan and other jurisdictions throughout the world for "Mitsubishi" and the "three diamonds" symbol (used separately or in conjunction with each other and together with all translations and transliterations thereof) with respect to "Vehicles" (as defined below) and all components, parts and accessories therefor, and (to the extent covered by applicable trademark and service mark registrations of the Trademark Owner) Vehicle brand-building merchandise and events sponsorship rights with respect thereto, and financing, leasing and servicing of such Vehicles (collectively, the "THREE DIAMOND VEHICLE MARKS"), pursuant to which the existing license agreement between Issuer and that Trademark Owner with respect to those Three Diamond Vehicle Marks owned or registered by that Trademark Owner shall be either amended or replaced with a new license agreement.

         b. As used in subsection (a), "Vehicles" means vehicles of all types intended for use on public roads, whether for personal or commercial purposes, including passenger cars, off-road vehicles or commercial vehicles of all types but excluding fork lifts and other construction and industrial vehicles and equipment which may be manufactured by any member of the Mitsubishi Group other than Issuer

         c. Each such license amendment or new license agreement shall be in form and substance mutually acceptable to Issuer, Subscriber, the Mitsubishi Corporate Name and Trademark Committee and the Trademark Owner.

5.9      NO MULTIPLE MATERIALITY QUALIFIERS.

         To the extent any representation, warranty or covenant in this Agreement is qualified by reference to materiality (including any qualification related to a "Material Adverse Effect") or to a particular level or extent of permissible deviation from a standard (including deviation from the absolute), no corresponding reference to materiality or permissible deviation from a standard in these conditions precedent (other than as set forth in Section 5.1) or in Section 7.1 shall be of any effect.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ISSUER

         The obligations of Issuer under this Agreement to consummate the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any one or more of which may be waived by Issuer in whole or in part).

6.1      ACCURACY OF REPRESENTATIONS.

         All of Subscriber's and DCJH's representations and warranties in this Agreement (considered collectively) and each of such representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

6.2      PERFORMANCE OF COVENANTS.

         All of the covenants and obligations that Subscriber and DCJH are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

6.3      NO PROCEEDINGS.

         Since the date of this Agreement, there shall not have been commenced or threatened against Subscriber, DCJH or Issuer, or against any other Affiliate of Subscriber, DCJH or Issuer, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with transactions contemplated herein or in any other Constituent Agreement that would be reasonably likely to have a Material Adverse Effect or (b) that would be reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering in any material respect with any transactions contemplated herein or therein including without limitation any injunction or other court order that prohibits the implementation of any arrangements or activities contemplated in the Alliance Agreement or any bankruptcy, reorganization or similar proceedings..

6.4      GOVERNMENTAL APPROVALS.

         All Governmental Approvals shall have been issued as may be necessary under applicable Law to permit the acquisition by Subscriber of the New Shares and the acquisition by DCJH of the Convertible Bonds as contemplated in this Agreement, and all waiting periods required under applicable Law to have expired prior to such acquisition shall have expired.

6.5      CLOSING DOCUMENTS.

         Issuer shall have received the following documents:

         a. A certificate, dated the Closing Date, signed by a member of the Board of Management of Subscriber, on behalf of Subscriber, to the effect as and in the form attached hereto as Exhibit C-1;

         b. A certificate, dated the Closing Date, signed by the President of DCJH, on behalf of DCJH, to the effect as and in the form attached hereto as Exhibit C-2;

         c. A written opinion of Dr. Peter H. Waskonig, Vice President & General Counsel DaimlerChrysler Europe, of Subscriber, dated the Closing Date, in the form attached hereto as Exhibit D;

         d. A written opinion of Nishimura & Partners, special Japanese counsel to Subscriber, dated the Closing Date, in the form attached hereto as Exhibit E; provided, however, that the opinions with respect to DCJH in opinion paragraphs 2 and 3 therein may be provided by special Japanese counsel to DCJH and the opinion of Nishimura & Partners required pursuant to Exhibit E shall be revised accordingly;

         e. A written undertaking with respect to the Shares pursuant to the Rules of the Tokyo Stock Exchange, substantially in the form attached hereto as Exhibit G;

         f. The Alliance Agreement and the Standstill Agreement, duly executed on behalf of Subscriber;

         g. The Volvo Stockholders' Agreement, duly executed on behalf of Subscriber; and

         h. Such other documents and evidence as Issuer or its Representatives may reasonably request on or prior to the Closing Date in order to ascertain the fulfillment of the conditions set forth in this Article VI.

6.6      PRE-CLOSING BANK CONFIRMATION.

         Prior to the Closing Date, Subscriber and DCJH shall have delivered to Issuer a written representation from an officer of the Head Office of the Bank of Tokyo-Mitsubishi Ltd. or of the Tokyo branch of such other reputable bank as may be designated by Subscriber and DCJH to the effect that such bank is prepared to transfer to the bank accounts designated by Issuer pursuant to
Section 1.4.c the Share Subscription Price and the Convertible Bond Subscription Price in immediately available funds on the Closing Date upon receipt of instructions from Subscriber and DCJH to do so.

6.7      NO MULTIPLE MATERIALITY QUALIFIERS.

         To the extent any representation, warranty or covenant in this Agreement is qualified by reference to materiality (including any qualification related to a "Material Adverse Effect") or to a particular level or extent of permissible deviation from a standard (including deviation from the absolute), no corresponding reference to materiality or permissible deviation from a standard in these conditions precedent or in Section 7.1 shall be of any effect.

                                   ARTICLE VII
                            TERMINATION AND INDEMNITY

7.1      TERMINATION.

         This Agreement may not be terminated after the Closing for any reason whatsoever. This Agreement may not be terminated prior to the Closing except:

         a.       by mutual written agreement of Issuer, Subscriber and DCJH;

         b. by Issuer if a material breach of any convenant or agreement of this Agreement has been committed by Subscriber or DCJH and such breach has not been cured within fifteen (15) Business Days of written notice in respect thereof;

         c. by Subscriber if (i) Issuer has materially breached any covenant set forth in this Agreement, (ii) Issuer has materially breached any of the representations or warranties set forth in any of Sections 2.1, 2.2, 2.3, 2.4, 2.11, 2.12.c,
                  2.19, 2.20, 2.21 or 2.22, or (iii) the condition precedent set forth in Section 5.1.b has not been satisfied and, in each case, such breach or failure is not rectified within fifteen
                  (15) Business Days of written notice in respect thereof; or

         d. by any party if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 28, 2001 or such later date as the parties may mutually agree.

7.2      EFFECT OF TERMINATION.

         a. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except for Articles VII and Sections 9.2, 9.3 and 9.6, which shall survive the termination of this Agreement; provided, however, that if this Agreement is terminated pursuant to 7.1(b) or (c) by Subscriber or DCJH on the one hand or Issuer on the other hand because of breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         b. Subscriber shall pay Issuer US$300,000,000 (the "TERMINATION FEE") if (A) this Agreement is terminated prior to the Closing for any reason other than (i) willful breach by Issuer, (ii) failure of any of the conditions set forth in Article V to be satisfied, or (iii) pursuant to Section 7.1.c and (B) Issuer actually has exercised its rights to purchase and has purchased an additional 50% of the shares of NedCar currently owned by Volvo Car Corporation and its Affiliates from Volvo Car Corporation and such Affiliates. In such event, Subscriber shall pay the Termination Fee to Issuer within thirty (30) days after the latest of (x) the date Issuer purchases such 50% of the shares of NedCar, (y) June 30, 2000, or (z) such termination. If Subscriber has paid the Termination Fee and Issuer has entered into any material business alliance concerning the production of vehicles at NedCar, or any material alliance involving a material equity investment in Issuer or any successor entity to its Car Business (other than such an equity alliance made solely in connection with the Truck and Bus Business), with any competitor of Subscriber within two (2) years after the date hereof, Issuer shall immediately repay back the full amount of the Termination Fee to Subscriber.

7.3      INDEMNITY.

         a. BREACH OF COVENANTS. If Issuer breaches any of its covenants or agreements contained herein, Issuer shall indemnify Subscriber, its Affiliates and its Representatives ("INDEMNITEES") from, against and in respect of all losses, damages, liabilities, costs and expenses (including any and all attorneys' fees or charges incidental thereto) ("DAMAGES") sustained or incurred by the Indemnitees arising out of or related to any such breach, provided that claims of third parties against any Indemnitee shall be subject to Section 7.3.c.

         b. BREACH OF REPRESENTATIONS. If the cumulative effect of one or more breaches by Issuer of any representation or warranty contained in or made pursuant to this Agreement shall be to subject Issuer to any Damages to which Issuer would not have been subjected had the state of facts been as represented or warranted, Issuer shall indemnify Subscriber for all Damages incurred or experienced by Subscriber as a result of the acts, events or circumstances giving rise to such breach, but only to the extent that such Damages would not have been incurred had such representation or warranty been true or had not been breached. To the extent any Damages are originally incurred by Issuer, Subscriber's Damages shall be deemed to be equal to the Damages incurred by Issuer multiplied by the Indemnified Percentage. The "INDEMNIFIED PERCENTAGE" is equal to a fraction (i) the denominator of which is the number of total issued and outstanding Shares as of the date hereof and (ii) the numerator of which is the number of the New Shares.

         c.       THIRD PARTY CLAIMS.

                          (i) Subject to the terms of this Section 7.3.c, Issuer
                  shall indemnify the Indemnitees and hold the Indemnitees harmless from, against and in respect of any Damages incurred by any Indemnitee with respect to any claim asserted by a third party against such Indemnitee (a "CLAIM") as a result of a breach by Issuer of any representation, warranty or covenant contained herein.

                          (ii) Within 20 days after receipt of notice of
                  commencement of any action or 60 days after any other written assertion of any Claim, Subscriber shall give Issuer written notice thereof, together with a copy of any claim, process or other legal pleading associated with such Claim, and Issuer shall have the right to undertake the defense thereof by counsel of its own choosing by giving written notice thereof to Subscriber.

                          (iii) In the event that Issuer, by the 30th day after
                  receipt of notice of any such Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such Claim), does not elect to defend against such Claim, Subscriber will have the right (but not the obligation) to undertake the defense, compromise or settlement of such Claim on its own behalf but for the account and risk of Issuer, subject to the right of Issuer to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                          (iv) Except with the prior written consent of
                  Subscriber (such consent not to be unreasonably withheld), Issuer shall not consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting Subscriber or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to Subscriber of a release from all liability with respect to such Claim.

                          (v) In the event that Subscriber shall in good faith
                  determine that it may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to Issuer in respect of such Claim or any litigation relating thereto, Subscriber shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to such Claim at the sole cost of Issuer; provided, however, that if Subscriber does so take over and assume control, Subscriber shall not settle such claim or litigation without the written consent of Issuer, such consent not to be unreasonably withheld.


7.4      LIMITATIONS ON INDEMNIFICATION.

         a.       No Indemnitee may make a claim for indemnification under
                  Section 7.3.b unless written notice of the claim is delivered to Issuer within two years of the Closing Date. Notwithstanding the foregoing, Subscriber may make a claim for indemnification (i) with respect to a breach of Section 2.16 at any time prior to the seventh anniversary of the Closing Date and (ii) with respect to a breach of Section 2.9 at any time prior to the fifth anniversary of the Closing Date.

         b. Issuer shall have no liability to any Indemnitee with respect to Damages pursuant to Section 7.3.b until the aggregate Damages suffered by all Indemnitees exceeds two billion two hundred fifty million Yen ((Y)2,250,000,000) (the "THRESHOLD"), whereupon any Indemnitee shall be entitled to receive indemnification payments solely for Damages in excess of the Threshold. Issuer shall have no further liability to any Indemnitee with respect to Damages pursuant to Section 7.3.b if the aggregate Damages paid to all Indemnitees pursuant to such clause has exceeded an aggregate of twenty-nine billion five hundred million Yen ((Y)29,500,000,000) (the "CAP"), provided that:

                  (i) for the purpose of determining whether or not the Threshold has been satisfied, any language in any applicable representation or warranty that limits the scope of a representation or warranty by reference to materiality, including without limitation any qualification relating to a Material Adverse Effect, shall be disregarded and the amount of Damages calculated as if no such language or qualification exists, and

                  (ii) nothing in the foregoing subsection (i) shall be deemed to remove any such materiality language or qualification in determining whether or not any breach of or inaccuracy in any representation or warranty has occurred so long as such language or qualification is used to define the nature or extent of disclosure required in such representation or warranty (including without limitation the disclosures required pursuant to Section 2.7, 2.11 or 2.12).

         c. Any indemnification obligations hereunder shall be offset by any applicable insurance or other reimbursement payments received or tax benefits realized by the Indemnitee with respect to such obligation.

7.5      EXCLUSIVE REMEDIES.

         Subscriber and DCJH acknowledge that their sole and exclusive remedies with respect to any and all claims relating to any breach of any representation or warranty herein, shall, unless otherwise expressly provided to the contrary in any Constituent Agreement, be the indemnification provisions set forth in this Article VII, and neither Subscriber nor DCJH shall be entitled to pursue, and Subscriber and DCJH hereby expressly waive, any and all rights that may otherwise be available with respect thereto, except for rights with respect to any fraudulent acts or intentional misrepresentations. For the avoidance of doubt, nothing in this Section 7.5 shall preclude Subscriber or DCJH from seeking specific performance of any covenant of Issuer herein.

                                  ARTICLE VIII
                                   DEFINITIONS

         Whenever used in this Agreement (including in the Schedules and Exhibits), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

         "AFFILIATE" means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. For the purpose of this definition, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         "ADDITIONAL SHARES" is defined in Section 1.2.

         "ALLIANCE AGREEMENT" means the Master Alliance Agreement as of the date hereof between Issuer and Subscriber in the form attached hereto as Attachment A

                                             SECURITIES SUBSCRIPTION AGREEMENT

         "ANNUAL MEETING" is defined in Section 2.22.

         "APPLICATION FOR NEW SHARES" means the application for subscription (KABUSHIKI MOSHIKOMISHO) for the New Shares, as prescribed in Section 280-6 of the Commercial Code.

         "APPLICATION FOR CONVERTIBLE BONDS" means the application for subscription (SHASAI MOSHIKOMISHO) for Convertible Bonds as prescribed in
Section 301 and Section 341-3 of the Commercial Code.

         "BENEFICIAL OWNER" (including, with correlative meanings the terms "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP"), with respect to any securities, means any Person which:

         (A) has, or any of whose Affiliates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

         (B) has, or any of whose Affiliates has, directly or indirectly, the right to vote or direct the voting of, or dispose or direct the disposition of (whether such right is exercisable immediately or only after the passage of time) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing).

         "BUSINESS" means the business and operations of the Issuer Group as currently conducted by the Issuer Group.

         "BUSINESS DAY" means a day on which ordinary commercial banks are open for regular banking business in Tokyo, Japan.

         "CAP" is defined in Section 7.4.

         "CAR BUSINESS" means the business of developing, designing, manufacturing, assembling, selling or purchasing, exporting or importing and otherwise dealing in passenger cars and light commercial vehicles below Canter class and components thereof and replacement parts and accessories therefor.

         "CLAIM" is defined in Section 7.3.

         "CLOSING" means the consummation of the transactions contemplated in
Section 1.4 of this Agreement.

         "CLOSING DATE" means the date when the Closing takes place.

         "COMMERCIAL CODE" means the Commercial Code of Japan (Law No. 48 of 1899, as amended).

                                             SECURITIES SUBSCRIPTION AGREEMENT

         "CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT" means the
Confidentiality and Non-Disclosure Agreement dated March 19, 2000, between Issuer and Subscriber.

         "CONSTITUENT AGREEMENTS" means this Agreement, the Standstill Agreement, the Volvo Stockholders' Agreement and the Alliance Agreement.

         "CONTRACT" means all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitment, arrangements and understandings, written or oral, to which any member of the Issuer Group is a party or by which it or any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified.

         "CONVERTIBLE BONDS" is defined in Section 1.1.

         "CONVERTIBLE BOND SUBSCRIPTION PRICE" is defined in Section 1.1.

         "DAMAGES" is defined in Section 7.3.

         "DCJH" is defined in the recitals to this Agreement.

         "EMPLOYEES" is defined in Section 2.13.

         "ESCROW FOUNDATION" is defined in Section 2.5.

         "FINANCIAL STATEMENTS" means the financial statements of Issuer (on an unconsolidated basis) and of the Issuer Group (on a consolidated basis) as of March 31, 2000 and for the twelve months ended March 31, 2000, all of which are attached hereto as Exhibit F.

         "FOREIGN EXCHANGE LAW" means the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended).

         "GAAP" means the generally accepted accounting principles applied in Japan.

         "GOVERNMENTAL APPROVAL" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with, by or to any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any international or transnational organ of which two or more nations or governments are members or any state or other subdivision of any of the foregoing.

         "INDEMNIFIED PERCENTAGE" is defined in Section 7.3.

         "INDEMNITEES" is defined in Section 7.3.

                                             SECURITIES SUBSCRIPTION AGREEMENT

         "INTELLECTUAL PROPERTY RIGHTS" means (a) patents, utility models, trademarks, service marks, rights in designs, trade or business names, copyrights (including rights in computer software), and all rights or forms of protection of a similar nature or having equivalent effect to any of the foregoing which may subsist anywhere in the world, (b) applications for any of the foregoing, and (c) know-how and technical and proprietary information.

         "ISSUER" is defined in the recitals to this Agreement.

         "ISSUER GROUP" means Issuer and its Subsidiaries.

         "LAW" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

         "LIEN" means any lease, loan, mortgage, pledge, right of usufruct or any other form of security interest (TANPO-KEN) or any attachment (SASHIOSAE) or provisional attachment (KARI-SASHIOSAE) or any other encumbrance on property.

         "LITIGATION" means any action, claim, demand, suit, proceeding, citation, summons, subpoena, civil, criminal, regulatory or otherwise, in law or in equity or pursuant to administrative authority, pending by or before any court, tribunal, arbitrator or other Governmental Authority.

         "LETTER OF INTENT" means the Letter of Intent dated March 26, 2000 between Issuer and Subscriber.

         "MATERIAL ADVERSE EFFECT" with respect to any party means any event or state of facts that is or would reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of such party and its subsidiaries, taken as a whole; provided that a Material Adverse Effect shall not include any adverse effect resulting from (i) changes in the automotive and automotive finance industry in general, and not relating specifically to the business of Issuer, Subscriber or DCJH, as the case may be,
(ii) changes in the general economic conditions of the Japanese, German or world economy and not relating specifically to the business of Issuer, Subscriber, or DCJH, as the case may be, or (iii) changes arising as a result of the announcement or implementation of the transactions contemplated in any Constituent Agreement.

         "MMC ESCROW SHARES" is defined in Section 2.5.

         "NEDCAR" means the Netherlands Car B.V.

         "NEDCAR CLASS A SHARES" is defined in Section 2.5.

         "NEDCAR CLASS B SHARES" is defined in Section 2.5.

         "NEDCAR SHARES" is defined in Section 2.5.

         "NEW SHARES" is defined in Section 1.1.

                                             SECURITIES SUBSCRIPTION AGREEMENT

         "OFFICER" means, where applicable, any president, chairman, chief executive officer, vice-president, general manager or chief financial officer, or any employee with the title of BUCHO or higher, or the substantial equivalent thereto, of the relevant entity.

         "ORGANIZATIONAL DOCUMENTS" means, as to any Person, its certificate or articles of incorporation, by-laws and other organizational documents.

         "OUTSTANDING BONDS" means the convertible bonds of Issuer that are currently outstanding as of the date hereof and that are due in March 2003.

         "PERSON" means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

         "PROTECTION ACTIONS" is defined in Section 5.8.

         "REPRESENTATIVES" means, as to any Person, its accountants, counsel, consultants (including actuarial, environmental and industry consultants), Officers, directors, employees, agents and other advisors and representatives.

         "SEA" means the Securities and Exchange Act of Japan (Law No. 25 of 1948, as amended).

         "SECURITIES" means the New Shares and the Convertible Bonds.

         "SHAREHOLDERS MEETING" is defined in Section 4.2.

         "SHARES" means shares of common stock of Issuer.

         "SHARE PRICE" is defined in Section 1.1.

         "SHARE SUBSCRIPTION PRICE" is defined in Section 1.1.

         "SIAC" means the Singapore International Arbitration Center, or any successor entity.

         "STANDSTILL AGREEMENT" means the Standstill Agreement between Subscriber and Issuer, as of the date hereof, in the form attached hereto as Attachment B.

         "SUBSCRIBER" is defined in the recitals to this Agreement.

         "SUBSIDIARY" or "SUBSIDIARIES" means any corporation, partnership or other entity or Person which Issuer is required under GAAP to consolidate as a consolidated subsidiary for purposes of its Financial Statements (but for avoidance of doubt not including any Person consolidated under the equity method).

         "TAX" means any national, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, consumption, transfer, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment,

                                             SECURITIES SUBSCRIPTION AGREEMENT

workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto) imposed by any Governmental Authority.

         "TAX RETURN" means any return, report, declaration, form, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION FEE" is defined in Section 7.2.

         "THREE DIAMOND VEHICLE MARKS" is defined in Section 5.8.

         "THRESHOLD" is defined in Section 7.4.

         "TRADEMARK OWNERS" is defined in Section 5.8.

         "TRANSFER" with respect to any security means any sale, gift, endorsement, assignment (including an assignment of voting rights), transfer, pledge, encumbrance or other disposition, whether voluntary, involuntary or by operation of law.

         "TRUCK AND BUS BUSINESS" means the business of developing, designing, manufacturing, assembling, selling or purchasing, exporting or importing and otherwise dealing in trucks and buses of the Canter class and above and components thereof and replacement parts and accessories therefor.

         "VCC" is defined in Section 2.5.

         "VOLVO" means Aktiebolaget Volvo, a Swedish corporation.

         "VOLVO STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement between Subscriber and Volvo, as of the date hereof, in the form attached hereto as Attachment C.

         "YEN" or "(Y)" means the lawful currency of Japan.


                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      EXPENSES.

         Except as set forth below or as otherwise specifically provided for in this Agreement, Issuer, on the one hand, and Subscriber and DCJH, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

9.2      NOTICES.

                                             SECURITIES SUBSCRIPTION AGREEMENT

         All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered airmail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile confirmed by certified or registered mail, in each case, addressed as follows:

         As to Issuer:

                  Mitsubishi Motors Corporation
                  5-33-8 Shiba
                  Minato-ku
                  Tokyo 108-8410
                  Japan
                  Attention:  General Manager, Legal Department
                  Telefax:  +81-3-5232-7743


         As to Subscriber:

                  DaimlerChrysler AG
                  HPC 0216
                  D-70546 Stuttgart
                  Germany
                  Attention:  Director for Mergers & Acquisitions
                  Telefax:  +49-711-1794040

         As to DCJH:

                  DaimlerChrysler Japan Holding, Ltd.
                  Roppongi First Building
                  1-9-9 Roppongi
                  Minato-ku, Tokyo 106-8506
                  Japan
                  Attention:  President
                  Telefax:  +81-3-5572-7126

                  with a copy to Subscriber

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been given (w) if by personal delivery on the day of such delivery, (x) if by certified or registered airmail, on the seventh day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by facsimile, upon receipt of electronic confirmation thereof, provided that a copy is also sent by certified or registered airmail.

9.3      GOVERNING LAW AND ARBITRATION.

         THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF JAPAN, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. All

                                             SECURITIES SUBSCRIPTION AGREEMENT

disputes, controversies or differences which may arise between the parties hereto out of or in relation to or in connection with this Agreement shall be finally settled by arbitration conducted in Singapore in the English language in accordance with the Arbitration Rules of the SIAC, which rules are deemed to be incorporated by reference into this Section 9.3. The arbitral tribunal shall be composed of three (3) arbitrators. In accordance with the relevant rules of the SIAC, Issuer and Subscriber shall each appoint one arbitrator and the Chairman of the SIAC shall appoint the third arbitrator who shall not be a citizen of either Japan or Germany. Any and all awards rendered in any arbitration under this Agreement shall be final and binding upon the parties and judgment thereon may be entered into in any court having jurisdiction over the enforcement of awards rendered pursuant to such arbitration. No party to this Agreement shall have the right to appeal to any court any award rendered pursuant to any arbitration under this Agreement. Any award rendered pursuant to any such arbitration shall include the costs of arbitration, including the fees of arbitrators. Nothing contained in this Section 9.3 shall be construed to limit or preclude a party from bringing any action or commencing any proceeding in any court of competent jurisdiction for injunctive or other provisional relief to compel any other party to comply with its obligations hereunder at any time.

9.4      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.5      ASSIGNMENT.

         This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable.

9.6      NO THIRD PARTY BENEFICIARIES.

         Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

9.7      AMENDMENT, WAIVERS.

         No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have. The rights and remedies of any party based upon, arising out of or

                                             SECURITIES SUBSCRIPTION AGREEMENT

otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

9.8      ENTIRE AGREEMENT.

         This Agreement and its Schedules and Exhibits, and any other document executed or delivered by the parties as of the date hereof or as of the Closing Date constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof and thereof including without limitation the Letter of Intent but excluding the Confidentiality and Non-Disclosure Agreement, which shall expire upon the occurrence of the Closing.

9.9      SEVERABILITY.

         If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

9.10     HEADINGS.

         The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

9.11     COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

9.12     LANGUAGE.

         This Agreement is entered into in the English language (except for certain Schedules which are in the Japanese language). In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been made (except with regard to such Schedules which are in the Japanese language, in which case the Japanese language text shall prevail).

9.13     PUBLICITY.

         No party shall disclose or publicize the existence or contents of this Agreement or any of the other Constituent Agreements without the prior written consent of the other parties, except that Issuer may disclose or publicize any such matter with the prior written consent of Subscriber. Issuer and Subscriber shall mutually approve the content, timing and distribution of any press or similar releases to be issued with respect to the subject matter of this Agreement or any of

                                             SECURITIES SUBSCRIPTION AGREEMENT

the Constituent Agreements. Notwithstanding the foregoing, no party shall be prevented, after giving written notice to the other parties, from disclosing the existence or contents of this Agreement or any of the other Constituent Agreements to any Person if (but only to the extent) required by applicable law or the rules of any securities exchange on which the securities of the disclosing party are traded; provided that such disclosing party shall use reasonable efforts to have such Person treat such information as confidential.

9.14     OBLIGATIONS OF DCJH.

         Whenever this Agreement requires DCJH to take any action, including without limitation the obligation of DCJH to purchase the Convertible Bonds pursuant to the terms of Article I hereof, Subscriber agrees to cause DCJH to take such action and Subscriber guarantees the performance thereof by DCJH. DCJH's obligations to Issuer are limited to those specifically stated in this Agreement, and DCJH is not a guarantor of, or otherwise liable with respect to, the obligations of Subscriber under this Agreement or any other Constituent Agreement.

                                             SECURITIES SUBSCRIPTION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                MITSUBISHI MOTORS CORPORATION



                                By
                                  -------------------------------------------
                                Name:    Katsuhiko Kawasoe
                                Title:   President



                                By
                                  -------------------------------------------
                                Name:    Takashi Sonobe
                                Title:   Member of the Board of Directors



                                DAIMLERCHRYSLER AKTIENGESELLSCHAFT



                                By
                                  --------------------------------------------
                                Name:    Juergen E. Schrempp
                                Title:   Chairman of the Board of Management



                                By
                                  --------------------------------------------
                                Name:    Dr. Eckhard Cordes
                                Title:   Member of the Board of Management



                                DAIMLERCHRYSLER JAPAN HOLDING, LTD.



                                By
                                  --------------------------------------------
                                Name:    Rainer H. Jahn
                                Title:   Representative Director, President and
                                         CEO

                                    AMENDMENT
                                     TO THE
                        SECURITIES SUBSCRIPTION AGREEMENT


                  THIS AMENDMENT is entered into as of this the 8th day of September, 2000 by and between MITSUBISHI MOTORS CORPORATION, a corporation organized under the laws of Japan ("ISSUER"), DAIMLERCHRYSLER AKTIENGESELLSCHAFT, a corporation organized under the laws of Germany ("SUBSCRIBER"), and DAIMLERCHRYSLER JAPAN HOLDING, LTD., a corporation organized under the laws of Japan ("DCJH"), in order to amend the SECURITIES SUBSCRIPTION AGREEMENT, dated July 28, 2000, by and among Issuer, Subscriber and DCJH (the "SECURITIES SUBSCRIPTION AGREEMENT"). Terms used and not defined herein shall have the meaning set forth therefor in the Securities Subscription Agreement.

                  WHEREAS, Issuer, Subscriber and DCJH entered into the Securities Subscription Agreement in order, among other things, for (i) Subscriber to subscribe for and purchase 499,856,000 Shares at a subscription price of (Y)450 per Share and (ii) DCJH to subscribe for and purchase Convertible Bonds in an aggregate principal amount of (Y)21,300,000,000;

                  WHEREAS, subsequent to the execution of the Securities Subscription Agreement, Issuer, Subscriber and DCJH have agreed, among other things, (i) to reduce the Share Subscription Price for the New Shares to (Y)405 per share and (ii) to revise the terms and principal amount of the Convertible Bonds as set forth in this Amendment; and

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Parties are entering into an Amended and Restated Master Alliance Agreement and an Amended and Restated Standstill Agreement;

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Issuer, Subscriber and DCJH hereby agree as follows:


                                    ARTICLE I
                 AMENDMENTS TO SECURITIES SUBSCRIPTION AGREEMENT


                  Section 1.1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Securities Subscription Agreement shall be amended by deleting the current
Section in its entirety and replacing it with the following:

           1.1    SUBSCRIPTION.

                  a.       SUBSCRIPTION OF SHARES.

                    Subject to the terms and conditions set forth in this Agreement, Issuer shall issue to Subscriber, and Subscriber shall subscribe for, four hundred ninety-nine million eight hundred fifty-six thousand (499,856,000) new shares (the "NEW SHARES"), which number of New Shares is equivalent to thirty-four percent (34%) of the sum of the total issued and outstanding Shares as of the date hereof plus the number of the New Shares, at a per share subscription price of four hundred five Yen ((Y)405) (the "SHARE PRICE") and an aggregate subscription price of two hundred two billion four hundred forty-one million six hundred eighty thousand Yen ((Y)202,441,680,000) (the "SHARE SUBSCRIPTION PRICE").

                    b.     SUBSCRIPTION OF CONVERTIBLE BONDS.

                    Subject to the terms and conditions set forth in this Agreement, Issuer shall issue to DCJH, and DCJH shall subscribe for, unsecured convertible bonds having the aggregate face value of nineteen billion two hundred million Yen ((Y)19,200,000,000) (the "CONVERTIBLE BONDS"), providing DCJH the right to acquire upon conversion thereof between forty-seven million four hundred seven thousand two hundred ninety-six (47,407,296) and forty-seven million four hundred seven thousand four hundred seven (47,407,407) newly issued Shares and having the characteristics set forth in Schedule
           1.1. Although the terms of the Convertible Bonds provide for the conversion into such amount of newly issued Shares, DCJH shall be entitled to convert the Convertible Bonds only up to the amount necessary, together with any Convertible Bonds converted by Subscriber or any other Affiliate of Subscriber, to allow Subscriber, subject to the immediately following sentence, to prevent dilution of the equity interest of Subscriber and its Affiliates in Issuer to below thirty-four percent (34%) (or such greater amount corresponding to any larger percentage of outstanding Shares which is then owned by Subscriber and its Affiliates, provided such higher percentage is permissible under the terms of the Standstill Agreement) upon conversion of any Outstanding Bonds. In the event that Subscriber, DCJH and Subscriber's other Affiliates receive new Shares in excess of such percentage as a result of conversion of integral denominations of the Convertible Bonds, Subscriber and DCJH shall promptly divest such excess. DCJH shall subscribe for the Convertible Bonds at an aggregate subscription price equal to the principal amount thereof (the "CONVERTIBLE BOND SUBSCRIPTION PRICE").

                  Section 1.2. AMENDMENT TO SECTION 1.6. Section 1.6 of the Securities Subscription Agreement shall be amended by deleting the current
Section in its entirety and replacing it with the following:

           1.6    REGISTRATION STATEMENT AND EFFECTIVENESS OF ISSUANCE
                  OBLIGATIONS.

                  Issuer shall file one or more securities registration statements pursuant to the SEA with respect to the Securities no later than the Business Day immediately following the date of the Amendment to the Securities Subscription Agreement. The obligations with regard to the issuance of the Securities set forth in this
           Article I shall become effective upon the effectiveness of such securities registration statements but in any event no later than the eleventh day following the date of the Amendment to the Securities Subscription Agreement.

                  Section 1.3. AMENDMENT TO SECTION 4.1. Section 4.1 of the Securities Subscription Agreement shall be amended by adding the following two additional sentences at the end thereof:

           Subscriber hereby acknowledges that the resignation of Mr. Katsuhiko Kawasoe as President and Chief Executive Officer and the appointment of Mr. Takashi Sonobe as President and Chief Executive Officer shall not constitute a breach of this Section. Subscriber further agrees that any remedial actions taken by Issuer with respect to its quality assurance operations in order to remedy the problems described in the Report shall not constitute a breach of this Agreement.

                  Section 1.4. AMENDMENT TO SECTION 4.2.b. Section 4.2.b of the Securities Subscription Agreement shall be amended by replacing the words "four hundred fifty Yen ((Y)450) per share" with "four hundred five Yen ((Y)405) per share."

                  Section 1.5. AMENDMENT TO SECTION 4.8. Article IV of the Securities Subscription Agreement shall be amended by adding the following as a new Section 4.8:

         4.8      DIVIDENDS.

                  In the event that Issuer declares and pays any dividends with respect to the fiscal year ending March 31, 2001, Issuer shall pay to Subscriber the same dividend per Share as it pays to any other shareholder of record on the relevant record date.

                  Section 1.6. AMENDMENT TO SECTION 5.1.a. Section 5.1.a of the Securities Subscription Agreement shall be amended by deleting the current
Section in its entirety and replacing it with the following:

         a. There shall have been no material inaccuracies in any of Issuer's representations or warranties set forth in Section 2.1, 2.2, 2.3, 2.4, 2.11, 2.12.c, 2.15, 2.19, 2.20, 2.21 or
                  2.22 or in the final sentence of Section 2.16 as of the date of this Agreement or as of the Closing Date. For the purposes of the foregoing sentence, the "Results of Internal Investigations into Problems in Recall-related Tasks" and the "Summary List of Recall & Campaign Vehicles Submitted to the Ministry of Transport", a copy of each of which is attached as Schedules 5.1.a-A and 5.1.a-B hereto, respectively (collectively, the "Report"), shall have been deemed to have been disclosed as of the date of this Agreement, but such deemed disclosure shall not affect or be deemed to affect any of the Indemnitees' indemnification rights under this Agreement.

                  Section 1.7. AMENDMENT TO SECTION 7.1.c. Section 7.1.c of the Securities Subscription Agreement shall be amended by deleting the current
Section in its entirety and replacing it with the following:

         c. by Subscriber if (i) Issuer has materially breached any covenant set forth in this Agreement, (ii) Issuer has materially breached any of the representations or warranties set forth in Section 2.1, 2.2, 2.3, 2.4, 2.11, 2.12.c, 2.15,
                  2.19, 2.20, 2.21 or 2.22 or in the final sentence of Section 2.16, or (iii) the condition precedent set forth in Section 5.1.b has not been satisfied and, in each case, such breach or failure is not rectified within fifteen (15) Business Days of written notice in respect thereof; provided, however, that for the purposes of the foregoing clause (ii) the Report shall have been deemed to have been disclosed as of the date of this Agreement, but such deemed disclosure shall not affect or be deemed to affect any of the Indemnitees' indemnification rights under this Agreement.

                  Section 1.8. AMENDMENT TO THE ARTICLE VIII. Article VIII of the Securities Subscription Agreement shall be amended as follows:

                  (a) The definition of Alliance Agreement shall be deleted in its entirety and replaced with the following:

           "ALLIANCE AGREEMENT" means the Amended and Restated Master Alliance Agreement between Issuer and Subscriber and dated as of the date of the Amendment to the Securities Subscription Agreement, in the form attached hereto as Attachment A.

                  (b) The definition of Standstill Agreement shall be deleted in its entirety and replaced with the following:

           "STANDSTILL AGREEMENT" means the Amended and Restated Standstill Agreement between Issuer and Subscriber and dated as of the date of the Amendment to the Securities Subscription Agreement, in the form attached hereto as Attachment B.

                  (c)      The following two new definitions shall be added:

           "AMENDMENT TO THE SECURITIES SUBSCRIPTION AGREEMENT" means the Amendment to the Securities Subscription Agreement, dated as of September 8, 2000, among Issuer, Subscriber and DCJH.

           "REPORT" is defined in Section 5.1.a.

                  Section 1.9. AMENDMENT TO THE SCHEDULES. The Schedules to the Securities Subscription Agreement shall be amended as follows:

                  (a) Schedule 1.1 to the Securities Subscription Agreement (Characteristics of Convertible Bonds) shall be replaced in its entirety with Schedule 1.1 hereto.

                  (b) New Schedules 5.1.a-A and 5.1.a-B to the Securities Subscription Agreement ("Results of Internal Investigation into Problems in Recall-related Tasks" and "Summary List of Recall & Campaign Vehicles Submitted to the Ministry of Transport") are hereby added in the forms of Schedules 5.1.a-A and 5.1.a-B hereto, respectively.

                  Section 1.10. AMENDMENT TO THE ATTACHMENTS. The Attachments to the Securities Subscription Agreement shall be amended as follows:

                  (a) Attachment A to the Securities Subscription Agreement (Alliance Agreement) shall be replaced in its entirety by Attachment A hereto.

                  (b) Attachment B to the Securities Subscription Agreement (Standstill Agreement) shall be replaced in its entirety by Attachment B hereto.

                  Section 1.11. AMENDMENT TO EXHIBIT A. Exhibit A shall be replaced in its entirety by Exhibit A hereto.

                                   ARTICLE II
                                  MISCELLANEOUS

                  Section 2.1. EFFECTIVENESS. This Amendment shall come into full force and effect pursuant to Section 9.7 of the Securities Subscription Agreement upon execution by the duly authorized representatives of Issuer, Subscriber and DCJH, and shall be effective as of the date hereof.

                  Section 2.2. EFFECT ON SECURITIES SUBSCRIPTION AGREEMENT. Except as expressly amended hereby, the Securities Subscription Agreement remains in full force and effect.

                  Section 2.3. GOVERNING LAW AND ARBITRATION. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF JAPAN, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. All disputes, controversies or differences which may arise between the parties hereto out of or in relation to or in connection with this Amendment shall be finally settled by arbitration conducted in Singapore in the English language in accordance with the Arbitration Rules of the SIAC, which rules are deemed to be incorporated by reference into this Section 2.3. The arbitral tribunal shall be composed of three (3) arbitrators. In accordance with the relevant rules of the SIAC, Issuer and Subscriber shall each appoint one arbitrator and the Chairman of the SIAC shall appoint the third arbitrator who shall not be a citizen of either Japan or Germany. Any and all awards rendered in any arbitration under this Amendment shall be final and binding upon the parties and judgment thereon may be entered into in any court having jurisdiction over the enforcement of awards rendered pursuant to such arbitration. No party to this Amendment shall have the right to appeal to any court any award rendered pursuant to any arbitration under this Amendment. Any award rendered pursuant to any such arbitration shall include the costs of arbitration, including the fees of arbitrators. Nothing contained in this
Section 2.3 shall be construed to limit or preclude a party from bringing any action or commencing any proceeding in any court of competent jurisdiction for injunctive or other provisional relief to compel any other party to comply with its obligations hereunder at any time.

                  Section 2.4. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Securities Subscription Agreement as of the date first above written.

                    MITSUBISHI MOTORS CORPORATION



                    By
                       ------------------------------------------------
                    Name: Katsuhiko Kawasoe
                    Title: President



                    By
                       ------------------------------------------------
                    Name: Takashi Sonobe
                    Title:   Member of the Board of Directors



                    DAIMLERCHRYSLER AKTIENGESELLSCHAFT



                    By
                       ------------------------------------------------
                    Name:    Juergen E. Schrempp
                    Title:   Chairman of the Board of Management



                    By
                       ------------------------------------------------
                    Name:    Dr. Eckhard Cordes
                    Title:   Member of the Board of Management



                    DAIMLERCHRYSLER JAPAN HOLDING, LTD.



                    By
                       ------------------------------------------------
                    Name: Rainer H. Jahn
                    Title:   Representative Director, President and CEO

                                 AMENDMENT No. 2
                                     TO THE
                        SECURITIES SUBSCRIPTION AGREEMENT


                  THIS AMENDMENT NO. 2 TO THE SECURITIES SUBSCRIPTION AGREEMENT is entered into as of this the 28th day of September, 2000 by and between MITSUBISHI MOTORS CORPORATION, a corporation organized under the laws of Japan ("ISSUER"), DAIMLERCHRYSLER AKTIENGESELLSCHAFT, a corporation organized under the laws of Germany ("SUBSCRIBER"), and DAIMLERCHRYSLER JAPAN HOLDING, LTD., a corporation organized under the laws of Japan ("DCJH"), in order to amend the SECURITIES SUBSCRIPTION AGREEMENT, dated July 28, 2000, by and among Issuer, Subscriber and DCJH, as amended on September 8, 2000 (the "SECURITIES SUBSCRIPTION AGREEMENT"). Terms used and not defined herein shall have the meaning set forth therefor in the Securities Subscription Agreement.

                  WHEREAS, Issuer, Subscriber and DCJH entered into the Securities Subscription Agreement in order, among other things, for (i) Subscriber to subscribe for and purchase certain New Shares and (ii) DCJH to subscribe for and purchase Convertible Bonds; and

                  WHEREAS, Issuer, Subscriber and DCJH have agreed that Subscriber shall subscribe for the Convertible Bonds;

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Issuer, Subscriber and DCJH hereby agree as follows:

                                    ARTICLE I
                 AMENDMENTS TO SECURITIES SUBSCRIPTION AGREEMENT

                  Section 1.1 Subscriber shall and hereby does assume all of the rights and all of the responsibilities of DCJH under the Securities Subscription Agreement, including without limitation the obligations to subscribe for the Convertible Bonds pursuant to Section 1.1.b and the restriction on conversion and transfer thereof pursuant to Section 1.2 of the Securities Subscription Agreement.

                  Section 1.2 Issuer hereby releases DCJH of any and all responsibilities under the Securities Subscription Agreement and waives any and all claims it may now or hereafter have against DCJH thereunder. Issuer agrees that DCJH shall not be responsible for any closing activities or conditions necessary to be satisfied under the Securities Subscription Agreement, including without limitation the closing activities set forth in
Section 1.4 and the closing conditions set forth in Article 6 of the Securities Subscription Agreement.

                  Section 1.3 Section 3.2 of the Securities Subscription Agreement is hereby deleted in its entirety.

                  Section 1.4 Issuer, Subscriber and DCJH agree that following the execution of this Amendment by each party hereto, DCJH shall no longer be a party to the Securities Subscription Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS

                  Section 2.1. EFFECTIVENESS. This Amendment shall come into full force and effect pursuant to Section 9.7 of the Securities Subscription Agreement upon execution by the duly authorized representatives of Issuer, Subscriber and DCJH, and shall be effective as of the date hereof.

                  Section 2.2. EFFECT ON SECURITIES SUBSCRIPTION AGREEMENT. Except as expressly amended hereby, the Securities Subscription Agreement remains in full force and effect.

                  Section 2.3. GOVERNING LAW AND ARBITRATION. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF JAPAN, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF. All disputes, controversies or differences which may arise between the parties hereto out of or in relation to or in connection with this Amendment shall be finally settled by arbitration conducted in Singapore in the English language in accordance with the Arbitration Rules of the SIAC, which rules are deemed to be incorporated by reference into this
Section 2.3. The arbitral tribunal shall be composed of three (3) arbitrators. In accordance with the relevant rules of the SIAC, Issuer and Subscriber shall each appoint one arbitrator and the Chairman of the SIAC shall appoint the third arbitrator who shall not be a citizen of either Japan or Germany. Any and all awards rendered in any arbitration under this Amendment shall be final and binding upon the parties and judgment thereon may be entered into in any court having jurisdiction over the enforcement of awards rendered pursuant to such arbitration. No party to this Amendment shall have the right to appeal to any court any award rendered pursuant to any arbitration under this Amendment. Any award rendered pursuant to any such arbitration shall include the costs of arbitration, including the fees of arbitrators. Nothing contained in this Section 2.3 shall be construed to limit or preclude a party from bringing any action or commencing any proceeding in any court of competent jurisdiction for injunctive or other provisional relief to compel any other party to comply with its obligations hereunder at any time.

                  Section 2.4. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 to the Securities Subscription Agreement as of September 28, 2000.

                      MITSUBISHI MOTORS CORPORATION


                      By
                         ------------------------------------------------
                      Name:  Katsuhiko Kawasoe
                      Title: President



                      By
                         ------------------------------------------------
                      Name:  Takashi Sonobe
                      Title: Member of the Board of Directors



                      DAIMLERCHRYSLER AKTIENGESELLSCHAFT


                      By
                         ------------------------------------------------
                      Name:  Juergen E. Schrempp
                      Title: Chairman of the Board of Management



                      By
                         ------------------------------------------------
                      Name:  Dr. Eckhard Cordes
                      Title: Member of the Board of Management



                      DAIMLERCHRYSLER JAPAN HOLDING, LTD.


                      By
                         ------------------------------------------------
                      Name:  Rainer H. Jahn
                      Title: Representative Director, President and CEO



                                        3